UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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LINCOLN ELECTRIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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LINCOLN ELECTRIC

130 YEARS SINCE 1895

2025 Proxy Statement

LINCOLN ELECTRIC
ADV SERIES

ANNEX

LINCOLN ELECTRIC HOLDINGS, INC. | 22801 ST. CLAIR AVENUE | CLEVELAND, OHIO 44117

LINCOLN ELECTRIC

Notice of Annual Meeting of Shareholders

Proposals to be Voted on

1	To elect 11 Director Nominees named in this Proxy Statement to our Board of Directors to serve until the 2026 Annual Meeting or until their successors are duly elected and qualified
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025
3	To approve, on an advisory basis, the compensation of our named executive officers (NEOs)

By Order of the Board of Directors,

Shareholders of record at the close of business on February 28, 2025, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important! Please vote your shares promptly. We appreciate your continued confidence in Lincoln Electric!

Steven B. Hedlund	Jennifer I. Ansberry

Chair, President and Chief Executive Officer	Executive Vice President, General Counsel and Secretary

Annual Meeting Details

DATE & TIME

Thursday, April 24, 2025
11:00 AM ET

PLACE

Online at www.virtualshareholder meeting.com/LECO2025

ACCESS & PARTICIPATION

Online at www.virtual shareholdermeeting.com/LECO2025. You must have your 16-digit control number which is printed on your proxy card.

Submit pre-meeting questions online by visiting www.proxyvote.com before Friday, April 18, 2025 at 5:00 pm ET.

Important

We will begin mailing this proxy statement on or about March 20, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 24, 2025:

This Proxy Statement and the related form of proxy, along with our 2024 Annual Report on Form 10-K, are available free of charge at www.lincolnelectric.com/proxymaterials.

Table of Contents

NOTICE OF ANNUAL MEETING

Proxy Summary

This section provides an overview of important information related to this Proxy Statement and the 2025 Annual Meeting. We encourage you to read the entire Proxy Statement for more information before voting.

Annual Meeting Details

DATE	TIME
Thursday, April 24, 2025	11:00 AM ET

PLACE	RECORD DATE
Online at www.virtualshareholdermeeting.com/LECO2025	Shareholders of record at the close of business on February 28, 2025 are entitled to vote at the 2025 Annual Meeting.

How to Cast Your Vote

BY PHONE	BY TABLET OR SMARTPHONE
Call 1-800-690-6903 by April 23, 2025	Scan the QR code on your proxy card or voting instruction form to vote with your mobile device by April 23, 2025

BY MAIL	BY INTERNET
Sign, date and return your proxy card or voting instruction form by April 23, 2025	Visit www.proxyvote.com until April 23, 2025 or vote online on April 24, 2025 during the Annual Meeting at: www.virtualshareholdermeeting.com/LECO2025

Voting Recommendation

Proposals		Board Recommendation	Page
1	To elect 11 Director Nominees named in this Proxy Statement to our Board of Directors to serve until the 2026 Annual Meeting or until their successors are duly elected and qualified	FOR each Director Nominee	19
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025	FOR	101
3	To approve, on an advisory basis, the compensation of our named executive officers (NEOs)	FOR	103

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       3

Proxy Summary

Business Overview

Our Purpose:

OPERATING BY A HIGHER STANDARD TO BUILD A BETTER WORLD

Lincoln Electric is the world leader in the design, development and manufacture of arc welding solutions, automated joining, assembly and cutting systems, plasma and oxyfuel cutting equipment, and has a leading global position in brazing and soldering alloys.

We are recognized as The Welding Experts® for our leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. We leverage these strengths, our global presence and a broad distribution network to serve an array of customers across various end markets including general metal fabrication, energy, structural steel construction and infrastructure (commercial buildings and bridges), heavy industries (agricultural, mining, construction, rail equipment, and shipbuilding), as well as automotive/transportation.

Headquartered in Cleveland, Ohio, U.S.A., we operate 71 manufacturing and automation system integration facilities, as well as operations and joint ventures across 20 countries. Our solutions are distributed to customers in over 160 countries. In 2024, we generated $4.0 billion in sales.

Our Global Footprint

4       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

Business Overview (Continued)

Our Guiding Principle: The Golden Rule

TREAT OTHERS AS YOU WOULD LIKE TO BE TREATED

For 130 years, we have achieved success through innovation and business practices that seek to align and generate superior value for all our stakeholders. Our long-term strategic initiatives and investments drive alignment by providing:

•	Customers with market-leading solutions that are manufactured responsibly, operate safely and efficiently, and are supported by our superior technical application capabilities;

•	Employees with an incentive and results-driven culture where engagement and professional growth and development is a priority;
•	Suppliers with a shared commitment to responsible operations that are safe, compliant and efficient;
•	Communities with a responsible and engaged partner who is focused on helping neighbors thrive; and
•	Shareholders with above-market returns.

Our Higher Standard 2025 Strategy

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       5

Proxy Summary

Business Overview (Continued)

All of the 2025 Strategy’s key financial targets are integrated into the Company’s key short-term and long-term compensation metrics and are incorporated into the Chief Executive Officer (CEO) and executive leadership’s individual annual compensation goals and further cascaded through the organization.

Key Financial Metrics	2025 Goal (2020 Baseline)	Short-Term Compensation Metrics	Long-Term Compensation Metrics
Sales Compound Annual Growth Rate (CAGR) (Volume, 2% price & acquisitions)	High single-digit to Low double-digit percent	√[1]
Average Adjusted Operating Income Margin	16% (+/- 150 bps)	√[1] (Representative of Earnings before interest, taxes and bonus (EBITB))
Adjusted Earnings per share CAGR	High-teens to Low 20%		√[1] (Three-Year Cumulative Growth of Adjusted Net Income for Compensation Purposes)
Average Operating Working Capital Ratio	15% in 2025	√[1]
Average Adjusted Return on Invested Capital	18% to 20% (Top quartile performance vs. proxy peers)		√[1]

1	Performance measures used in the design of the executive compensation program are defined in Appendix A.

Our 2025 sustainability goals and initiatives are aligned across each peak of our 2025 Strategy and are incorporated in annual individual performance goals. Our sustainability initiatives focus on reducing the impact of our operational footprint through reduced emissions, lower energy intensity, greater conservation of natural resources, strong corporate governance, enhanced employee development and engagement, and maintaining strong community partnerships.

Additionally, we are focused on advancing sustainability in our customers’ operations across the end markets we serve. Our product stewardship initiatives focus on improving the design, manufacture, packaging, and transportation of our products to improve customer safety, increase recyclability, and reduce our products’ overall environmental impact. Our application expertise and proprietary solutions are also at the forefront of supporting the expansion of clean technology by enabling the fabrication of renewable energy infrastructure and power generation, as well as the electrification of the transportation sector.

2025 Strategy Sustainability Goals

Goals reflect targeted 2025 performance versus our 2018 baseline:

6       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

2024 Performance Highlights

In 2024, we achieved record profitability, our second highest earnings per share performance, and maintained top quartile adjusted return on invested capital (“ROIC”) despite challenging end market demand trends. Our focus on cost management, diligent execution of our strategy, and benefits from our operational initiatives successfully mitigated the impact of lower sales. During this portion of the cycle, we continued to focus on employee safety and training, led with our “customer-first” approach, and continued to focus on long-term growth investments. This included record capital spending and R&D investments to accelerate innovation. This resulted in our largest launch of new products in the last five years. We believe these initiatives are advancing us towards achieving our 2025 Strategy goals and delivering superior long-term shareholder value.

A key element of our growth strategy is acquisitions, and in 2024 we acquired three businesses that complement our core welding businesses, as well as our automation portfolio. These are long-term investments that we believe will further differentiate our portfolio, expand access to key markets, and extend our technical capabilities in the years ahead. These acquisitions bolstered our automation sales in 2024, which compressed slightly to $911 million, but we remain on track to achieve our 2025 $1 billion revenue target at the Company’s average profit margin.

Our internal growth initiatives yielded the launch of over 80 new product families in 2024, which was a recent record. We also achieved a 50% vitality index among our standard equipment products, which reflects the momentum of our new product pipeline and the return on our R&D investments. Our customer-first approach and collaborative development approach supports the design of new technology and solutions that aim to deliver improved productivity, safety, quality and sustainable features sought by customers. Examples of new products launched in 2024 include our new Flex Lase® Handheld Laser Welder, which marks our first handheld laser solution, as well as the launch of our portable Elevate™ SLi Battery-Powered Stick Welder which offers a ‘grab and go’ and ‘charge anywhere’ versatility needed for remote welding jobs. In addition, we celebrated our 1,000th Cobot sale in 2024, which positions Lincoln Electric as the global leader in this space and reinforces the value proposition of our proprietary Cooper™ Cobot automation solution. We also continued to nurture our early-stage growth initiatives: large scale metal 3D printing and our Velion™ DC fast charger portfolio, which continue to yield positive feedback from customers and industry.

In our own operations, we successfully advanced towards our 2025 Strategy sustainability targets. We achieved record safety, recycling, and water conservation performance in 2024, and continued to outperform our 2025 GHG emission reduction target, while lowering the energy intensity of our operations. Our progress reflects our commitment to operational excellence across our global manufacturing and automation assembly facilities, as well as the health and wellness of employees and our communities.

Our success demonstrates the effectiveness of our 2025 Strategy and a strong and aligned culture, which has resulted in an improved long-term competitive position and superior shareholder returns through the cycle.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       7

Proxy Summary

2024 Financial Highlights

We achieved record profit performance, as well as solid earnings per share, cash flow generation, and adjusted return on invested capital (ROIC) in 2024 while navigating a challenging portion of the cycle. Slower industrial activity and capital spending across most of our end markets resulted in a 4% decline in sales to $4.0 billion. Diligent cost management, and the benefits of our ongoing operational initiatives mitigated the impact of lower demand trends, resulting in a record 17.6% adjusted operating income margin (15.9% reported operating income margin). Cash flows from operations remained strong at $599 million on improved margin and working capital performance, which resulted in a 91% cash conversion ratio. Solid ROIC of 21.8% remains top-quartile versus proxy peers demonstrates the effectiveness of our 2025 Strategy and our disciplined capital allocation approach.

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within the Compensation Discussion and Analysis section.

Our 2024 performance advances our progress towards our 2025 Strategy financial targets, with several metrics pacing at or above their 2025 target:

Key Financial Metrics	2025 Goal (vs. 2020 Baseline)	2020 to 2024 Progress
Sales CAGR (Volume, 2% price & acquisitions)	High single-digit to Low double-digit percent	8%[1]
Average Adjusted Operating Income Margin	16% (+/- 150 bps)	15.7%
Adjusted Earnings per share CAGR	High teens to Low 20%	22%
Average Operating Working Capital Ratio	15% in 2025	16.9% at 12/31/2024
Average Adjusted Return on Invested Capital	18% to 20% (Top quartile performance vs. proxy peers)	22.1%

1	A maximum of 2% price contribution is used in measuring 2020-2024 sales growth performance. Net Sales as reported increased 11% CAGR 2020-2024.

8       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

2024 Shareholder Returns

We generated strong cash flows in 2024 and returned $426 million to shareholders through our dividend program and share repurchases, while continuing to invest in internal growth initiatives and acquisitions. In addition, the Board approved the Company’s 29th consecutive dividend increase, raising the dividend rate by 5.6% to $3.00 per share per year. Despite achieving a record share price of $261.13 in the first quarter of 2024, our total shareholder return (TSR) for the year was -13% reflecting weakening industrial conditions for the balance of the year.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       9

Proxy Summary

Sustainability Highlights

2024 Safety and Environmental Highlights

Safety, operational excellence and sustainability are a priority at Lincoln Electric and we strive to improve our performance annually to achieve our 2025 goals across these key safety and environmental metrics: our total recordable case rate (TRCR) safety metric, carbon emissions, energy intensity, recycling, and water use. Our performance to goal demonstrates continued structural improvements achieved in the business through our 2025 Strategy and our commitment to best-in-class performance.

	2025 Goal (vs. 2018 Baseline)	2024 Performance (vs. 2018 Baseline)
Safety (TRCR)	52% Reduction	38% Reduction
Greenhouse Gas Emissions (Absolute)	10% Reduction	18% Reduction
Energy Intensity (Gigajoules used/Hours worked)	16% Reduction	10% Reduction
Recycling (All Waste)	80% Rate	6.8% Increase to 78.4% Rate
Water Use (Absolute)	14% Reduction	29% Reduction

In 2024, Lincoln Electric was named among The Wall Street Journal’s Top 250 Best Managed Companies and was also recognized by other awards for our leading ethical, environmental, social and governance practices, which align with our 2025 Strategy.

10       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

2024 Global Workforce Highlights

In executing our 2025 Strategy, we place a priority on social matters through:

•	Global Workforce and culture and engagement initiatives
•	Employee Development & Training
•	Community Engagement

Board & Workforce Composition Highlights

Employee Development & Training

One of the four peaks of our 2025 Strategy is focused directly on our employees’ engagement and professional development because a highly engaged workforce drives innovation, productivity and improved bottom-line results. One key area of engagement is our investment in training and development programs to ensure a strong succession pipeline and ample development opportunities to advance skills, knowledge and expertise to prepare our employees for future career opportunities.

Community Engagement

In 2024, we maintained our employee assistance program, supported our internal employee resource group initiatives and community engagement through our Lincoln Electric Foundation grants, our U.S. employee matching program for donations and volunteerism, in-kind gifts, sponsorship of key events, and the hosting of community and academic events at our facilities.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       11

Proxy Summary

Corporate Governance Highlights

Lincoln Electric has a solid track record of integrity and corporate governance practices that promote thoughtful management by its officers and Board of Directors, which we believe facilitates profitable growth while strategically balancing risk to maximize shareholder value. The tables below summarize select Board and corporate governance information and highlight certain information about the 11 Director Nominees that shareholders are being asked to elect to our Board at the 2025 Annual Meeting.

BOARD COMPOSITION AND PRACTICES
Number of Director Nominees	11	Independent Directors meet without management	✔
Number of independent Directors	10	Director attendance at Board and committee meetings	>75%
Average age of Director Nominees	61	Mandatory retirement age (75)	✔
Ethnic Director Nominees	2	Stock ownership guidelines for Directors	✔
Number of Female Director Nominees	3*	Annual Board and committee self-assessments	✔
Board meetings held in 2024	5	Code of Conduct for Directors, officers & employees	✔
New Directors in the last 5 years	6	Succession planning and implementation process	✔
Average tenure (years) of Director Nominees	8	Strategy, sustainability and risk management oversight	✔
Annual election of Directors	✔	Culture & engagement oversight	✔
Majority voting policy for Directors	✔
Lead Independent Director	✔
Number of fully independent Board committees	4

*	The percentage of female Directors has been over 30% in recent years but has dipped slightly below due to a director retirement and the current size of the Board.

SHAREHOLDER PROTECTIONS		COMPENSATION PRACTICES
One share, One vote standard	✔	Pay for Performance	✔
Dual-class common stock or Poison pill	✘	Annual Say-on-Pay Advisory Vote	✔
Cumulative voting	✘	Compensation aligned with strategic goals and individual performance	✔
Vote standard for Code of Regulations amendment	67%	Incentive plans do not encourage excessive risk taking	✔
Shareholder right to call a special meeting	✔**	No excessive perquisites	✔
Annual election of Directors	✔	Robust stock ownership guidelines for NEOs	✔
Majority voting policy for Directors	✔	Clawback policy	✔
Lead Independent Director	✔	Double-trigger change-in-control policy	✔
Executive sessions without management present	✔	Anti-hedging/pledging policy	✔
		CEO Pay Ratio	150:1

**	Special meetings can be called by shareholders holding at least 25% of all the shares outstanding and entitled to vote at the meeting.

12       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights (Continued)

SUSTAINABILITY POLICIES AND ENVIRONMENTAL GOALS
Board oversight of sustainability matters	✔
Compensation and Executive Development Committee oversight of human capital policies and practices, including culture and engagement	✔
Audit Committee oversight of environmental, health & safety matters	✔
Audit Committee oversight of information security and cybersecurity matters	✔
Sustainability performance incorporated into CEO’s annual performance goals and compensation metrics (and other executives)	✔
Global Code of Conduct	✔
Human Rights Policy	✔
No-Harassment Policy	✔
Anti-Corruption Policy	✔
Supplier and Channel Partner Codes of Conduct	✔
Environmental, Health, Safety & Quality Policy	✔
Environment management system	✔
Long-term safety and environmental goals	✔
Aligned with select UN Sustainable Development Goals (SDGs)	✔
Sustainability Accounting Standards Board (SASB) Index	✔
Task Force on Climate-related Financial Disclosures (TCFD) Index	✔
Carbon Disclosure Project (CDP) Submission	✔
Sustainability Report	✔

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       13

Proxy Summary

Director Nominees and Board Summary

PROPOSAL 1 | ELECTION OF 11 DIRECTOR NOMINEES TO OUR BOARD OF DIRECTORS TO SERVE UNTIL THE 2026 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES. OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND OUR BOARD OF DIRECTORS HAVE DETERMINED THAT EACH OF THE DIRECTOR NOMINEES POSSESSES THE RIGHT SKILLS, QUALIFICATIONS AND EXPERIENCE TO EFFECTIVELY OVERSEE LINCOLN ELECTRIC’S LONG-TERM BUSINESS STRATEGY

See “Proposal 1—Election of Director Nominees” beginning on page 19 of this Proxy Statement.

You are being asked to vote on the election of eleven Director Nominees to our Board of Directors. Selected biographical information of each Director Nominee, as well as committee membership and committee chair information is listed below. Additional information about each of our Director Nominees can be found in the Director biographies under Proposal 1.

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit	Compensation & Executive Development	Nominating & Corporate Governance	Finance	Other Public Company Boards
Brian D. Chambers Chair, President and CEO, Owens Corning	58	2022	✔	•			•	1
Curtis E. Espeland (Lead Independent Director) Retired Executive Vice President and CFO, Eastman Chemical Company	60	2012	✔	•			•	1
N. Joy Falotico Former President, The Lincoln Motor Company	57	2025	✔	•		•		2
Bonnie J. Fetch Executive Vice President, President—Operations, Cummins Inc.	54	2023	✔	•			•	—
Patrick P. Goris Senior Vice President and CFO, Carrier Global Corporation	53	2018	✔	•		•		—
Steven B. Hedlund (Chair) Chair, President and CEO, Lincoln Electric Holdings, Inc.	58	2024						—
Michael F. Hilton Retired President and CEO, Nordson Corporation	70	2015	✔		•	•		3
Marc A. Howze Former Senior Advisor, Office of the Chairman, Deere & Company	61	2023	✔		•		•	1
Kathryn Jo Lincoln Chair and Former CIO, Lincoln Institute of Land Policy	70	1995	✔		•	•		—
Phillip J. Mason Retired President, EMEA Sector of Ecolab, Inc.	74	2013	✔		•		•	—
Ben P. Patel Former Chief Innovation and Science Officer, Smurfit Westrock	57	2018	✔	•		•	•	—

•   Committee Member     •   Committee Chair

14       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

RETIRING DIRECTOR

Name	Age	Director Since	Independent	Audit	Compensation & Executive Development	Nominating & Corporate Governance	Finance	Other Public Company Boards
Kellye L. Walker Senior Vice President and Chief Legal Counsel, Deere & Company	58	2020	✔		•	•		—

•   Committee Member     •   Committee Chair

Composition of Director Nominees

Ratification of the Appointment of the Independent Registered Public Accounting Firm Summary

PROPOSAL 2 | RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

See “Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 101 of this Proxy Statement.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       15

Proxy Summary

Executive Compensation Program Highlights

PROPOSAL 3 | APPROVAL, ON AN ADVISORY BASIS, OF NEO COMPENSATION

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS.

See “Proposal 3—Approval, on an advisory basis, of NEO compensation” beginning on page 103 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 48 of this Proxy Statement.

We have a long history of driving an incentive management culture, emphasizing pay for performance to align compensation with the achievement of enterprise, segment and individual goals.

We believe our compensation program and practices provide an appropriate balance between profitability, cash flow and returns, on the one hand, and suitable levels of risk-taking, on the other. This balance, in turn, aligns compensation strategies with shareholder interests, as reflected by the consistently high level of shareholders voting for the compensation of our NEOs.

During 2024, the Company announced the planned retirement of Christopher L. Mapes as the Company’s Executive Chair, effective December 31, 2024, and the election of Steven B. Hedlund as Chair effective January 1, 2025.

2024 NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis (CD&A) provides information regarding our executive compensation program for the following NEOs in 2024:

Steven B. Hedlund	Gabriel Bruno	Christopher L. Mapes	Jennifer I. Ansberry	Michele R. Kuhrt

Chair (since January 1, 2025) President and Chief Executive Officer (since January 1, 2024)	Executive Vice President, Chief Financial Officer and Treasurer	Executive Chair (retired December 31, 2024)	Executive Vice President, General Counsel and Secretary	Executive Vice President, Chief Transformation Officer

16       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

PROXY SUMMARY

2024 EXECUTIVE COMPENSATION PRACTICES

What We Do		What We Don’t Do
We have long-term compensation programs focused on profitability, net income growth, ROIC and total shareholder returns	✔	We do not allow hedging or pledging of our shares	✘
We use targeted performance metrics to align pay with performance	✔	We do not reprice stock options and do not issue discounted stock options without shareholder approval	✘
We maintain stock ownership guidelines (5x base salary for CEO; 3x base salary for other NEOs)	✔	We do not provide excessive perquisites	✘
We have a shareholder-approved equity incentive plan	✔	We do not have multi-year guarantees for compensation increases
We have a compliant clawback policy	✔		✘
We have a double-trigger change in control policy	✔

2024 ELEMENTS OF EXECUTIVE COMPENSATION

Type	Component		Overview
Fixed Compensation	Base Pay	•	Reflects the scope of our NEO’s responsibilities, experience and performance.
Incentive-Based Compensation	Target Total Cash Compensation with Annual Bonus (EMIP)	•	Short-term annual cash incentive with payouts ranging from 0% to 200% based on the achievement of financial goals of the Company and individual performance goals tied into the Company strategy.
	Long-Term Incentive Compensation	•	Consists of three components, (1) stock options, (2) RSUs and (3) Performance Shares, with the value of each weighted equally.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       17

Proxy Summary

We use the following key performance measures in our short-term and long-term compensation programs.

Key Performance Metrics Tied to Executive Compensation
Metric	Short-Term Compensation (Annual Bonus)	Long-Term Incentive Compensation Program (3-yr Performance Cycle)
Adjusted Revenue[1]	✔
EBITB[1,2] (Adjusted earnings before interest, taxes and bonus)	✔
Average Operating Working Capital to Sales[1] ratio	✔
Individual performance (includes ESG-related metrics)[3]	✔
Adjusted Net Income[1] growth		✔
Return on Invested Capital (ROIC)[1]		✔

1	Both consolidated and segment financial performance measures are used in the design of the executive compensation program and are defined in Appendix A. Adjusted Revenue for Compensation Purposes, EBITB, Average Operating Working Capital to Sales for Compensation Purposes, Adjusted Net Income for Compensation Purposes, and Return on Investment Capital for Compensation Purposes have discrete definitions relative to our executive compensation program.
2	EBITB is an internal measure that tracks our adjusted operating income.
3	Individual performance goals are set annually and a significant portion of our executive officers’ individual performance goals are tied to one or more aspects of our 2025 Strategy including human capital and other sustainability related matters.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS:

This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, including statements regarding Lincoln Electric’s strategy and current expectations as well as sustainability and related strategies, commitments, targets and goals, within the meaning of applicable federal securities laws and regulations. These forward-looking statements reflect management’s current expectations and involve a number of risks, uncertainties and other factors, and actual results may differ materially from any results projected in these statements. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance,” “goal,” “target” or words of similar meaning. Actual results (including the Company’s performance with respect to any sustainability or other related targets and goals) may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results and ability to achieve its targets and goals. The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; our ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; the Company’s ability to achieve its sustainability-related targets and goals for a variety of reasons, including, among others, (i) technical and operating factors, (ii) assumptions not being realized, (iii) the outcome of current and future scientific research efforts and technological developments, and (iv) evolving sustainability strategies and best practices, and the possible effects of events beyond our control, including but not limited to, the ongoing conflicts between Russia and Ukraine and in the Middle East, political unrest, acts of terror, natural disasters and pandemics, on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities law. Forward-looking and other statements in this Proxy Statement regarding our sustainability and other sustainability-related strategies, commitments, targets and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission (SEC).

18       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

Our shareholders are being asked to ELECT 11 DIRECTOR NOMINEES to serve until the 2026 Annual Meeting or until their successors are duly elected and qualified. Ms. Walker is not standing for re-election at the Annual Meeting and is retiring as a Director effective as of the expiration of her term at the time of this year’s Annual Meeting. Upon her retirement, the authorized number of Directors will be reduced from its current size of twelve and fixed at eleven Directors. All of the Director Nominees, other than Ms. Falotico, who was elected to the Board on February 19, 2025, have been previously elected by our shareholders. Each of the Director Nominees has agreed to stand for re-election at the 2025 Annual Meeting.

If any Director Nominee is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies solicited by the Directors may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.

HOW WE SELECT DIRECTOR NOMINEES

In evaluating Director candidates, including persons nominated by shareholders, the Nominating and Corporate Governance Committee expects that any candidate must have these minimum qualifications:

•	Demonstrates character, integrity and judgment
•	High-level managerial experience or experience dealing with complex business matters
•	Ability to work effectively with others
•	Sufficient time to devote to the affairs of Lincoln Electric
•	Specialized experience and background that will add to the depth and breadth of the Board
•	Independence as defined by the Nasdaq listing standards (for non-employee Directors)
•	Financial literacy

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PROPOSAL ONE

We are also committed to having Director candidates that can provide perspective on the industry challenges that we face and our long-term commitment to a pay for performance culture. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director includes annually discussing prospective Director specifications, which serve as the baseline to evaluate candidates. When recruiting new Director candidates, we may involve a recognized search firm, and the CEO and/or a member of the Nominating and Corporate Governance Committee (usually, the Chair) will contact the prospective director to gauge his or her interest and availability. The candidate will then meet with several members of the Board, including our Lead Independent Director. At the same time, references for the candidate will be contacted. A background check is generally completed before a final recommendation is made to the Board to elect a candidate to the Board.

During 2024, the Nominating and Corporate Governance Committee commenced a search for a new director candidate in light of Hellene Runtagh’s retirement from the Board last April. The Nominating and Corporate Governance Committee retained the search firm of Heidrick & Struggles to help identify director prospects, perform candidate outreach, assist in reference and background checks and provide other related services. During the search process, the Board targeted candidates who were current or former senior executives of public companies with diverse leadership experience in managing global businesses, with strong profit and loss and corporate governance experience. These skills would be beneficial and complementary to the Board, particularly in the current development of the next long-term strategy for the Company. Heidrick & Struggles identified Ms. Falotico as a potential director candidate and, based on the review and recommendation of the Nominating and Corporate Governance Committee, the Board determined that Ms. Falotico possessed the desired capabilities and management experience and was elected to the Board on February 19, 2025.

Shareholders may nominate one or more persons for election as Director of Lincoln Electric. The process for nominating Director candidates is set forth in the FAQs section of this Proxy Statement. Director candidates recommended by our shareholders will be considered by the Nominating and Corporate Governance Committee in the same manner as other director candidates and in accordance with the criteria outlined above.

Board Composition

The Nominating and Corporate Governance Committee believes that having an inclusive Board enhances overall corporate governance. The Nominating and Corporate Governance Committee considers a variety of characteristics, as well as professional background and capabilities, knowledge of specific industries, and geographic experience. To complement the Board’s current composition, the Nominating and Corporate Governance Committee instructs any search firm engaged for each director candidate search to include individuals that represent a variety of characteristics, such as professional background and capabilities, knowledge of specific industries and geographic experiences.

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PROPOSAL ONE

Director Nominees’ Skills, Experience and Background

Throughout 2024, the Nominating and Corporate Governance Committee reviewed the skills, qualifications and experience of each Director Nominee to ensure that each Director Nominee can effectively oversee our long-term business strategy. The Nominating and Corporate Governance Committee has identified the skills, experience and background desired of our Director Nominees. The below skills are listed in order of priority, and have been thoughtfully defined in a manner that results in identifying Directors with more significant experience to help our stakeholders understand where the deeper experience lies. As shown below, our Director Nominees have a mix of skills and experience that we believe are relevant to the Company’s long-term strategy and success.

YOUR BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE

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PROPOSAL ONE

Director Nominees

Brian D. Chambers Director since 2022 COMMITTEES: Audit Finance AGE: 58 OTHER PUBLIC COMPANY DIRECTORSHIPS: Owens Corning (NYSE: OC) since 2019

CAREER HIGHLIGHTS

Mr. Chambers has served as the Chair, President and Chief Executive Officer of Owens Corning, a global building and construction materials company, since 2020, and as President and Chief Executive Officer since 2019. During his over twenty-year tenure with Owens Corning, Mr. Chambers has served in various leadership positions including Chief Operating Officer from 2018 to 2019, and President of the Roofing Division from 2014 to 2018. Mr. Chambers has also held several commercial and operational roles at Saint-Gobain, Honeywell, and BOC Gases.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a current CEO and Chair of a global, publicly traded company engaged in manufacturing operations, Mr. Chambers provides valuable insights across a range of matters, including risk oversight and management, business strategy development, and brings a global perspective, strategic and innovative mindset, and a focus on sustainability matters.

•   The Board has determined that Mr. Chambers’ extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•   Valuable knowledge of key governance matters, including sustainability matters, gained through executive leadership of various publicly traded companies and as a director of Owens Corning and Lincoln Electric.

Curtis E. Espeland Director since 2012 Lead Independent Director since 2018 COMMITTEES: Audit Finance AGE: 60 OTHER PUBLIC COMPANY DIRECTORSHIPS: Huntsman Corporation (NYSE: HUN) since 2022

CAREER HIGHLIGHTS

Mr. Espeland is the former Executive Vice President and Chief Financial Officer of Eastman Chemical Company, an advanced materials and specialty additives manufacturer, a position he held from 2014 until his retirement in 2020. Mr. Espeland joined Eastman Chemical Company in 1996 and, during his tenure, he also served as Vice President, Finance and Chief Accounting Officer from 2005 to 2008, and Senior Vice President and Chief Financial Officer from 2008 to 2014.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With broad-based finance, accounting, and executive level experience, ultimately as the Chief Financial Officer of a large publicly traded company, Mr. Espeland brings robust experience related to enterprise risk management, including information technology and cybersecurity, capital allocation, internal controls and financial reporting, and corporate strategy and M&A.

•    The Board has determined that Mr. Espeland’s extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained through his various directorships, including as a director of Lincoln Electric.

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PROPOSAL ONE

N. Joy Falotico

Director since 2025

COMMITTEES:

Audit

Nominating and Corporate Governance

AGE: 57

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Alliant Energy (NASDAQ: LNT) since 2021

Lineage Holdings (NASDAQ: LINE)
since 2022

CAREER HIGHLIGHTS

Ms. Falotico is the former President of The Lincoln Motor Company, an automobile manufacturer, a position she held from March 2018 to November 2022, and she led the brand’s global operations, including product development, marketing, sales, and service. Previously, Ms. Falotico served as Ford Motor Company’s Chief Marketing Officer from March 2018 until January 2021. Prior to that, Ms. Falotico served as Chief Executive Officer of Ford Motor Credit Company, the financial services arm of Ford Motor Company, from October 2016 to February 2018 and Chief Operating Officer prior to that period.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a former President of The Lincoln Motor Company, Ms. Falotico has a wealth of experience in leading global operations and brand evolution. Overseeing both domestic and global business units, Ms. Falotico has wide-ranging experience in product development, marketing, sales and service.

•    The Board has determined that Ms. Falotico’s extensive accounting and financial experience qualifies her as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters, including sustainability and strategic initiatives gained through executive leadership.

Bonnie J. Fetch Director since 2023 COMMITTEES: Audit Finance AGE: 54 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Ms. Fetch serves as Executive Vice President and President—Operations for Cummins Inc., a global power technology solution leader, effective March 2025. Prior to this, she served as Vice President and President—Distribution Business, a position she has held from January 2024 to March 2025. Ms. Fetch joined Cummins Inc. in 2018 and during her tenure she has served as Vice President, Global Supply Chain and Manufacturing from January 2022 to December 2023, Vice President— Global Distribution SC Services from January 2020 to January 2022, and Executive Director, Global Distribution Business Supply Chain from July 2018 to January 2020. Prior to joining Cummins Inc., Ms. Fetch held numerous leadership roles during her 20 years at Caterpillar, Inc., including Human Resources Director and Chief Learning Officer and several General Manager roles.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a current senior executive for a publicly traded company engaged in manufacturing operations, Ms. Fetch provides valuable insights relating to advancing operational excellence in global supply chain and operational initiatives in the industrials machinery sectors.

•    Running multibillion-dollar businesses has provided Ms. Fetch with a depth of experience related to strategic planning, logistics and manufacturing operations, business development, engineering, human resources, and advanced technology like artificial intelligence and machine learning to advance supply chain strategies.

•    Valuable knowledge of key governance matters, including sustainability matters, gained through executive leadership of various publicly traded companies.

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PROPOSAL ONE

Patrick P. Goris Director since 2018 COMMITTEES: Audit (Chair) Nominating and Corporate Governance AGE: 53 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Mr. Goris has served as the Senior Vice President and Chief Financial Officer of Carrier Global Corporation, the global leader in intelligent climate and energy solutions since November 2020. Prior to joining Carrier, he served as Senior Vice President and Chief Financial Officer of Rockwell Automation, a global industrial automation and information solutions provider, from February 2017 to November 2020.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a current Chief Financial Officer of a publicly traded multinational organization, Mr. Goris has extensive experience in accounting, financial planning and analysis, investor relations, M&A and strategic planning, and his experience with a global industrial automation and information solutions company provides him with broad exposure to digital operations and “smart” manufacturing solutions using data and analytics, which enhances operational intelligence, productivity and risk management in manufacturing processes.

•    The Board has determined that Mr. Goris’ extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

Steven B. Hedlund Director since 2024 Chair since 2025 COMMITTEES: None AGE: 58 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Mr. Hedlund is the Chair, President and Chief Executive Officer of Lincoln Electric. Mr. Hedlund has served as President and Chief Executive Officer since January 2024 and was appointed as Chair of the Board effective January 1, 2025. In his over 15-year career with Lincoln Electric, Mr. Hedlund has served in a variety of operational leadership roles, including the Chief Operating Officer from May 2022 to December 2023, the President, Americas and International Welding from October 2020 to May 2022, the President, International Welding from June 2017 to October 2020, the President, Global Automation and Vice President, Strategy and Business Development. Prior to Lincoln Electric, Mr. Hedlund held various executive leadership roles at Fortune Brands, Inc. and served as principal with the management consulting firm Booz Allen & Hamilton.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    Mr. Hedlund’s extensive experience as an executive-level leader of Lincoln Electric brings to the Board knowledge and valuable insight as to our company’s global operations and a thorough understanding of our people, products, markets, and strategic direction.

•    With his diverse experience within our organization, Mr. Hedlund has an extensive understanding of our strategic, operational, and organizational initiatives to accelerate growth, improve margins and enhance returns on investment.

•    Valuable knowledge of key governance matters gained through executive leadership at Lincoln Electric.

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PROPOSAL ONE

Michael F. Hilton

Director since 2015

COMMITTEES:

Compensation and Executive Development (Chair) Nominating and Corporate Governance

AGE: 70

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ryder Systems, Inc. (NYSE: R) since 2012

Regal Rexnord Corporation (NYSE: RBC) since 2019

Jeld-Wen (NYSE: JELD) since August 2023

Nordson Corporation (NASDAQ: NDSN) from 2010 through 2019

CAREER HIGHLIGHTS

Mr. Hilton is the former President and Chief Executive Officer of Nordson Corporation, a company that engineers, manufactures and markets differentiated products and systems used for precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test inspection, UV curing and plasma surface treatment, a position he held from 2010 until his retirement in 2019. During his tenure at Nordson Corporation, Mr. Hilton also served as a director.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With over 30 years of global manufacturing experience, Mr. Hilton brings to the Board an intimate understanding of management leadership, and provides valuable insights relative to strategy development, product line management, new product technology, talent development, distribution and other sales channels, business processes and global markets expertise.

•    The Board has determined that Mr. Hilton’s extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained through his various directorships, including as a director of Lincoln Electric.

Marc A. Howze Director since 2023 COMMITTEES: Compensation and Executive Development Finance AGE: 61 OTHER PUBLIC COMPANY DIRECTORSHIPS: Dover Corporation (NYSE: DOV) since November 2023

CAREER HIGHLIGHTS

Mr. Howze is the former Senior Advisor, Office of the Chairman, at Deere & Company, a global leader in the delivery of agricultural, turf, construction, and forestry equipment, a position he held from 2022 until his retirement in 2024. During his more than two-decade tenure at Deere & Company, Mr. Howze held numerous leadership roles, including Group President, Lifecycle Solutions and Chief Administrative Officer from 2020 to 2022 and Senior Vice President and Chief Administrative Officer from 2016 to 2020. Mr. Howze also served as Vice President of Global Human Resources and Employee Communication, as well as Associate General Counsel and Corporate Secretary at Deere & Company. Prior to joining Deere & Company, Mr. Howze served as an officer in the U.S. Army, attaining the rank of major. Mr. Howze has been a member of the board of directors of Nationwide Mutual Insurance Company since 2018.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As an accomplished, versatile, and highly collaborative senior executive of a global, publicly traded company engaged in manufacturing operations, Mr. Howze provides valuable insights across a range of matters, including corporate governance, strategic planning, and risk management.

•    Through leading a variety of globally diverse businesses and cross-functional teams, Mr. Howze provides valuable insights on manufacturing, supply management and logistics, and human resources.

•    Valuable knowledge of key governance matters, gained through executive leadership at Deere & Company and through various directorships.

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PROPOSAL ONE

Kathryn Jo Lincoln Director since 1995 COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance AGE: 70 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Ms. Lincoln served as the Chief Investment Officer of the Lincoln Institute of Land Policy, an independent, global foundation focused on addressing significant policy issues through innovative land use and taxation methods, since 1996, stepping down from that role in 2024. She continues to serve as the Chair of the board of directors of the Lincoln Institute of Land Policy. As Chief Investment Officer, Ms. Lincoln managed and directed all aspects of the Institute’s endowment, including strategic asset allocation and policy development, which have contributed to its current $800 million asset base. In her role as Chair, she plays a crucial role in strategic direction and planning, with ongoing involvement in the development of education programs, demonstration projects and impact measurement. Ms. Lincoln is a member of the board of directors of HonorHealth Network and Claremont Lincoln University, and she is also the Co-Chair of the International Center for Land Policy Studies and Training in Taiwan and was appointed as a director for The Hope Effect, a non-profit entity.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With extensive leadership experience and a global mindset, Ms. Lincoln brings robust experience related to strategic planning, asset allocation matters and corporate governance, and as a Lincoln family member and long-standing director of the company, Ms. Lincoln has a keen sense of knowledge about Lincoln Electric, its culture, and its founding principles.

•    As the world focuses increasingly on sustainability and environmental issues, Ms. Lincoln’s knowledge and experience in these areas bring valuable insights to the Board, and she demonstrates a lasting commitment to board and corporate governance excellence, being named as a Board Leadership Fellow of the National Association of Corporate Director, and as one of 2019’s most influential corporate directors by WomenInc.

•    Valuable knowledge of key governance matters gained through her various directorships, including as a director of Lincoln Electric.

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PROPOSAL ONE

Phillip J. Mason

Director since 2013

COMMITTEES:

Compensation and Executive Development

Finance (Chair)

AGE: 74

OTHER PUBLIC COMPANY DIRECTORSHIPS:

GCP Applied Technologies (NYSE: GCP) from 2016 through May 2020

CAREER HIGHLIGHTS

Mr. Mason is the former President of the Europe, Middle East & Africa Sector (EMEA Sector) of Ecolab, Inc., a leading provider of food safety, public health and infection prevention products and services, a position he held from 2010 until his retirement in 2012. Prior to leading Ecolab, Inc.’s EMEA Sector, Mr. Mason had responsibility for Ecolab, Inc.’s Asia Pacific and Latin America businesses as President of Ecolab’s International Sector from 2005 to 2010 and as Senior Vice President, Strategic Planning in 2004.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With broad executive leadership experience in an international business unit for a large publicly traded company, Mr. Mason brings to the board extensive insight on international business operations, business-to-business and industrial sector matters, strategic planning, and M&A and integration matters.

•    Leading international business units has provided Mr. Mason with a depth of experience starting, developing, and growing businesses abroad, in both mature and emerging markets.

•    Valuable knowledge of key governance matters gained through various directorships, including as a director of Lincoln Electric.

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PROPOSAL ONE

Ben P. Patel Director since 2018 COMMITTEES: Audit Finance Nominating and Corporate Governance AGE: 57 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Dr. Patel served as the Chief Innovation and Science Officer at Smurfit Westrock, a global leader in sustainable paper and packaging, from April 2023 until December 2024. In this role, Dr. Patel led Smurfit Westrock’s research and development efforts, and helped to drive innovation to enhance current products and develop new sustainable packaging solutions. Prior to joining Smurfit Westrock, he served as Senior Vice President, Chief Technology Officer of Cooper Tire & Rubber Company, a global manufacturer of specialized passenger car, light truck, medium truck, motorcycle, and racing tires from November 2019 until July 2021, and as Senior Vice President and Chief Technology Officer of Tenneco, Inc., a manufacturer of automotive emission control and ride control products and systems from 2011 until 2019. During his tenure at Tenneco, he held roles leading regional advanced technology development and establishing a global research and development organization. Prior to joining Tenneco, Inc., Dr. Patel held numerous positions with increasing responsibility, including senior scientist, at the General Electric Company during his thirteen-year tenure with the organization.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With over 20 years of experience serving with publicly traded, global products and technology companies, Dr. Patel brings to the board broad expertise in material science, automation and “smart” systems, as well as extensive research and development experience and insights on sustainability matters.

•    Dr. Patel has been a leader in global innovation and research initiatives, which lends tremendous support to our focus on being an innovation leader in our industry and our advanced manufacturing growth strategy, which helps customers identify value and efficiencies in their welding and cutting operations.

•    Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

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PROPOSAL ONE

Retiring Director

Kellye L. Walker Director since 2020 COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance (Chair) AGE: 58 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Ms. Walker has served as the Senior Vice President and Chief Legal Officer, Global Law Services and Regulatory Affairs at Deere & Company, a global leader in the delivery of agricultural, turf, construction, and forestry equipment since April 2024. She also served as the Executive Vice President and Chief Legal Officer of Eastman Chemical Company, an advanced materials and specialty additives manufacturer from April 2020 to April 2024. In this role, Ms. Walker had overall leadership and responsibility for Eastman Chemical Company’s legal organization. She also served as Executive Vice President and Chief Legal Officer of Huntington Ingalls Industries, Inc., America’s largest military shipbuilder, from 2015 to 2020. Prior to joining Huntington Ingalls, Ms. Walker served as Senior Vice President, General Counsel and Secretary at American Water Works Company, Inc. Ms. Walker is a member of the board of directors of T. Rowe Price Funds, a position she has held since October 2021.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a seasoned senior executive with over 25 years of experience with publicly traded companies, Ms. Walker provides valuable insights on increasing organizational value through forward thinking and strategic discipline, focusing on continuous improvement, and has extensive experience in corporate governance, compliance, litigation management, government affairs, strategy development, product stewardship, regulatory affairs, and health, safety, environment, and security matters.

•    In her executive leadership, Ms. Walker has also served as Chief Administrative Officer, leading human resources, information technology, government affairs and corporate communications functions.

•    Valuable knowledge of key governance matters gained through executive experience and as a director of Lincoln Electric.

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Corporate Governance

Governance Framework

We are committed to effective corporate governance and high ethical standards. We adhere to our ethical commitments in every aspect of our business, including our commitments to each other, in the marketplace and in the global, governmental and political arenas. These commitments are spelled out in our Code of Conduct, which applies to all of our employees (including our CEO and our other NEOs) and Directors.

We encourage you to visit our website at www.lincolnelectric.com for detailed information about our corporate governance programs/policies including:

•	Code of Conduct
•	Governance Guidelines
•	Charters for our Board Committees
•	Director Independence Standards

Corporate Governance Highlights

BOARD OF DIRECTORS

•	Our Board held five meetings in 2024
•	During 2024, each of our Directors attended at least 75% of the total full Board meetings and meetings of committees on which he or she served during the time he or she served as a Director
•	Size of Board: 12 members in 2024
•	Plurality vote with director resignation policy for failure to receive a majority vote in uncontested director elections
•	Lead Independent Director
•	All Directors are expected to attend the Annual Meeting

BOARD COMPOSITION

•	Number of independent Directors: 11
•	Board includes a complementary mix of backgrounds, experiences and expertise, as well as balanced mix of ages, tenure of service and gender
•	Several current and former CEOs
•	Global experience
•	Audit Committee has multiple financial experts

BOARD PROCESSES

•	Independent Directors meet without management present, with Lead Independent Director presiding over such meetings
•	Annual Board and Committee self-evaluations
•	Board orientation program
•	Governance Guidelines approved by Board
•	Board has an active role in risk oversight
•	Full Board review of succession planning annually
•	Full Board oversight of sustainability matters

BOARD ALIGNMENT WITH SHAREHOLDERS

•	Annual equity grants align interests of Directors and officers with shareholders
•	Annual advisory approval of NEO compensation
•	No poison pill
•	Stock ownership guidelines for Directors and officers

COMPENSATION

•	No employment agreements
•	Executive compensation is tied to performance: 86% of CEO target pay and 73% of all of our other NEO target pay is performance-based (at risk)
•	Anti-hedging and anti-pledging policies for Directors and officers
•	Clawback policy

INTEGRITY AND COMPLIANCE

•	Code of Conduct for employees, officers and Directors
•	Environmental, health and safety guidelines and goals, including long-term sustainability goals
•	Annual compliance training relative to ethical behavior
•	Enterprise risk management program with Board oversight

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CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS

Our Board oversees management of the long-term interest of Lincoln Electric and our stakeholders. The Board’s primary responsibilities include:

•	Overseeing the conduct of our business
•	Reviewing and approving key financial objectives, strategic and operating plans and other significant actions
•	Evaluating CEO and senior management performance and determining executive compensation
•	Planning for CEO succession and monitoring management’s succession planning for other key executives
•	Establishing an appropriate governance structure, including appropriate Board composition and succession planning
•	Overseeing enterprise risk management and cybersecurity
•	Overseeing the ethics and compliance program
•	Overseeing sustainability and culture matters

DIRECTOR INDEPENDENCE

Each of our non-employee Directors meets the independence standards set forth in the Nasdaq listing standards, which are reflected in our Director Independence Standards. To be considered independent, the Nominating and Corporate Governance Committee must affirmatively determine that the Director has no material relationship with Lincoln Electric. In addition to outlining the independence standards set forth in the Nasdaq listing standards, the Director Independence Standards outline specific relationships that are deemed to be categorically immaterial for purposes of director independence. The Director Independence Standards are available on our website at www.lincolnelectric.com.

During 2024, the independent Directors met in regularly scheduled Executive Sessions in conjunction with each of the regular Board meetings. The Lead Independent Director presided over these sessions.

BOARD LEADERSHIP STRUCTURE

•	Chair of the Board: Steven B. Hedlund, appointed January 1, 2025 (prior to Mr. Hedlund’s appointment, Christopher L. Mapes served as Executive Chair of the Board)
•	Lead Independent Director: Curtis E. Espeland
•	All four Board committees are composed of independent Directors
•	Independent Directors met in Executive Session at each of the regular 2024 Board meetings

CHAIR OF THE BOARD

The Board periodically evaluates its leadership structure to ensure independent and effective oversight of management and our business. Effective January 1, 2025, Mr. Hedlund, our President and CEO, was appointed Chair of the Board. During 2024, Mr. Mapes served as Executive Chair to assist with the transition of Mr. Hedlund into the CEO role. The Board believes having one individual serve as Chair and CEO is beneficial because the dual role enhances Mr. Hedlund’s ability to provide direction and insight on strategic initiatives impacting us and our shareholders. The Board also believes the dual role is consistent with good corporate governance practices because it is complemented by a Lead Independent Director. As Chair, Mr. Hedlund is responsible for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He is accountable for Lincoln Electric’s performance and:

•	Works closely with our senior management to develop our strategic plan;
•	Works with our management on transactional matters by networking with strategic relationships;
•	Promotes and monitors the Board’s fulfillment of its oversight and governance responsibilities;
•	Encourages the Board to set and implement our goals and strategies;
•	Establishes procedures to govern our Board’s work;
•	Oversees the execution of the financial and other decisions of our Board;

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CORPORATE GOVERNANCE

•	Makes available to all members of our Board opportunities to acquire sufficient knowledge and understanding of our business to enable them to make informed judgments;
•	Provides input on the design of the Board, including Board and committee composition, size, membership, leadership, structure and oversight responsibilities, as part of the Board’s and the Nominating and Corporate Governance Committee’s periodic review of such matters;
•	Presides over meetings of our shareholders;
•	Represents the Board as appropriate in communications with shareholders and other stakeholders; and
•	Sets the agenda (in conjunction with the Lead Independent Director) and presides over Board meetings.

LEAD INDEPENDENT DIRECTOR

To complement our Chair, the Board has a strong Lead Independent Director, which we believe appropriately addresses the need for independent leadership and an organizational structure for our independent Directors. Our Lead Independent Director focuses on overseeing the Board’s processes and prioritizing the right areas of focus. Our Lead Independent Director is appointed each year by the independent Directors and serves as a liaison between the Chair of the Board and the independent Directors.

In addition to the duties of all Directors, the Lead Independent Director has the following duties, responsibilities, and expectations:

•	Collaborates with the Chair and CEO, the Secretary and senior management on the format and adequacy of the information that Directors receive and on the effectiveness of the Board meeting process;
•	Acts independently of the Chair to review and approve Board meeting agendas and schedules, including to assure there is sufficient time for discussion of all agenda items;
•	Acts as a sounding board to the Chair on key aspects of the business and assists in promoting sound corporate governance practices;
•	Calls meetings of the independent Directors as he sees fit, presiding over such meetings;
•	Coordinates, sets agendas and presides over executive sessions of the independent Directors;
•	Actively participates in the CEO evaluation process and in interviewing candidates for the Board;
•	Actively participates in the Board and committee evaluation process;
•	Speaks on behalf of Lincoln Electric, as the Board determines necessary;
•	Serves as a liaison between the Chair and independent directors when the Chair is not present; and
•	Ensures availability for consultation and direct communication with major shareholders, if requested.

The Board will continue to periodically review the Board leadership structure, taking into consideration evolving market practices, feedback from shareholders and the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

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CORPORATE GOVERNANCE

Our Board Committees

We have separately designated standing Audit, Compensation and Executive Development, and Nominating and Corporate Governance Committees established in accordance with applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC and Nasdaq rules. The Board also has designated a standing Finance Committee.

Each Committee has a charter, which details all of the Committee’s roles and responsibilities. The following summaries set forth the principal responsibilities of each of our Committees, as well as other information regarding their makeup and operations. A copy of each Committee’s charter may be found on our website at www.lincolnelectric.com.

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CORPORATE GOVERNANCE

Compensation and Executive Development Committee

Michael F. Hilton
CHAIR

Marc A. Howze

Kathryn Jo Lincoln

Phillip J. Mason

Kellye L. Walker

6 meetings held in 2024

KEY RESPONSIBILITIES

- Reviews and recommends to the Board total compensation of our CEO, and reviews and establishes total compensation of our other executive officers
- Evaluates performance (along with the full Board) of our CEO and other executive officers
- Monitors development, selection process and succession planning of key management
- Oversees executive compensation policies, practices and programs, as further described in the CD&A
- Reviews and recommends to the Board new or amended executive compensation plans for our executive officers
- Oversees the implementation and effectiveness of the Company's human capital management matters
- Reviews initiatives and strategies related to employee recruitment, promotion, retention and attrition, talent development and progression, workplace culture, and employee engagement

---

Each member of our Compensation and Executive Development Committee meets the independence standards set forth in the Nasdaq listing standards and each is deemed to be a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act. The Compensation and Executive Development Committee may, in its discretion, delegate specific duties, responsibilities and authority to a subcommittee, one or more Committee members or one or more executive officers, to the extent permitted by applicable law, equity plan provisions and stock exchange rules and regulations.

Ms. Walker will retire as a Director at the end of her current term at the Annual Meeting.

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CORPORATE GOVERNANCE

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CORPORATE GOVERNANCE

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CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

We seek constructive discussions with shareholders and maintain an active investor relations program to nurture long-term relationships with the investment community. During 2024, we met with 180 investment firms which included shareholders representing over 61% of our outstanding common shares and over 105 prospective firms. As part of our investor outreach, we also proactively engaged in a perception study to gauge awareness and alignment with our Higher Standard 2025 Strategy and invited stewardship teams from shareholders representing over 50% of outstanding common shares to discuss sustainability matters.

In 2024, our investor program was recognized in the Institutional Investor “All-America Executive Team” rankings. Lincoln Electric ranked third in the Large Cap Machinery Sector across three categories: best Board, Investor Relations Program, and Investor Relations Professional—reinforcing strong alignment with the investment community.

As part of our shareholder engagement, we provide broad access to company representatives beyond our Chair and CEO, CFO, and IRO, including our Lead Independent Director, General Counsel and Secretary, members of our executive leadership team, our Vice President of Environmental, Health, Safety & Sustainability, as well as product development and application experts from various departments.

We discuss a variety of topics including business performance, strategic initiatives, innovation, corporate governance practices, corporate sustainability initiatives, executive compensation, and other matters of shareholder interest.

Specific topics discussed in 2024 included:

Governance Topics	Environmental & Social Topics	Clean Tech
- Board composition - Board risk oversight - Expanded sustainability governance	- Human capital topics including safety performance, staffing levels, and engagement - Reporting frameworks	- Automation strategy - Development of a DC fast charger for electric vehicles

The discussions yielded supportive feedback on the design and execution of our 2025 Strategy, our Board composition and practices, as well as advancements made in our sustainability disclosures and performance against goals. We also received positive feedback on these sustainability matters:

•	the alignment of our strategic plan with our sustainability goals, compensation and risk management program
•	expanded Board oversight and governance structure to advance sustainability initiatives and regulatory disclosures
•	the expansion of our reporting frameworks, which now include SASB and TCFD indices, a materiality assessment, and enhanced CDP submissions.

The Board values an active investor relations program as it believes that shareholder input strengthens its role as an informed and engaged fiduciary. Investment community feedback is shared regularly with the full Board of Directors and Lincoln Electric’s leadership team and is considered as we progress our disclosures and strategic initiatives.

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CORPORATE GOVERNANCE

ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS

The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. Our Governance Guidelines require annual evaluation of the performance of the Board. The Nominating and Corporate Governance Committee, with the assistance of the Lead Independent Director, oversees the annual evaluation process. As part of this process, each Board member completes an evaluation relative to Committee and Board matters. The Lead Independent Director often holds one-on-one calls with each Board member as well. A summary of the results of this process is presented to the Nominating and Corporate Governance Committee. The results are then reported to the full Board by the Lead Independent Director, which considers the results and ways in which Board processes and effectiveness may be enhanced.

Majority Voting Policy

The Director Nominees receiving the greatest number of votes will be elected (plurality standard). However, our majority voting policy states that any Director who fails to receive a majority of the votes cast in an uncontested director election in his/her favor is required to submit his/her resignation to the Board. The Nominating and Corporate Governance Committee would then consider each resignation and determine whether to accept or reject it, with full Board approval of such decision. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy. Holders of common stock do not have cumulative voting rights with respect to the election of a Director.

Annual Meeting Attendance; No Special Arrangements

Directors are expected to attend each annual meeting. The Director Nominees plan to attend this year’s virtual Annual Meeting. All of our then-current Director Nominees attended our 2024 Annual Meeting.

None of the Director Nominees has any special arrangement or understanding with any other person pursuant to which the Director Nominee was or is to be selected as a Director or Director Nominee. There are no family relationships, as defined by SEC rules, among any of our Directors or executive officers. SEC rules define the term “family relationship” to mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Oversight of Our Company

BOARD OVERSIGHT OF STRATEGY

One of the Board’s key responsibilities is overseeing the Company’s strategic planning process, including reviewing the steps taken to develop strategic plans and approving the final plans. In 2024, this included receiving periodic updates regarding the Company’s execution and performance against our 2025 Strategy, as well as the development of our next (2030) long-term strategy. Our Board regularly discusses the key priorities of our Company, taking into consideration global economic, consumer and other significant trends. The Company’s long-term strategic plan is reviewed regularly with the Board, along with its annual operating plan, capital structure and sustainability performance.

BOARD OVERSIGHT OF ENTERPRISE RISK MANAGEMENT

In the ordinary course of business, we face various strategic, operating, compliance and financial risks. Our enterprise risk management process seeks to identify and address material risks to the organization, and the Board provides oversight as to how management is addressing these risks. The Company maintains an enterprise risk management review process where risk is assessed throughout our entire organization, and is reported to our internal corporate enterprise risk committee, comprised of members of our business units and various functional leaders (e.g., IT, Finance, Legal), led by our Chief Financial Officer, working with our Director of Internal Audit. Critical risks facing the organization are identified each year and are assigned to either the full Board or various Board Committees for further review, analysis and development of appropriate plans for management and mitigation.

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CORPORATE GOVERNANCE

Our Board oversees the management of these risks on an enterprise-wide basis, and the Lead Independent Director promotes our Board’s engagement in this process. A fundamental part of the process is to understand the Company’s risks, and to provide oversight as to how management is addressing these risks. The Board, or Board designated committee, reviews with management its process for enterprise risk management and actively engages with management to understand and oversee our most critical risks. The Audit Committee oversees the Company’s risk assessment and management process each year, including ensuring that management has instituted processes to identify critical risks and has developed plans to manage such risks.

BOARD OVERSIGHT OF INFORMATION SECURITY AND CYBERSECURITY

Cybersecurity has been identified as a critical risk and the Audit Committee receives updates at each regularly scheduled meeting on both cybersecurity and information security matters. The Company maintains insurance coverage with respect to cybersecurity and has undergone several simulation, preparedness and response exercises. The Company has not experienced a reportable information security breach within the last three years and is tested externally on its information security environment at least annually. In addition, the Company has a Chief Digital Information Officer, and an information security training program, which calls for training of all computer-based employees through various employee training modules relative to information security matters and phishing simulation events with employees to raise cybersecurity awareness.

BOARD OVERSIGHT OF SUSTAINABILITY MATTERS

Our sustainability programs include a range of initiatives around corporate responsibility, safety and environmental performance, and human capital topics, which reflects our Board’s recognition of the importance of achieving our goals responsibly and aligning with our key stakeholders to drive long-term value creation. Issues that we focus on include workplace health and safety, reduction of the impact of our operational footprint through reduced emissions, lower energy intensity, and conservation of natural resources, human capital management, workplace culture, employee development and engagement, corporate governance, business ethics and compliance, cybersecurity, and strong community partnerships.

Our Company has clear responsibilities and a robust governance structure related to sustainability matters. The Board’s oversight responsibility for sustainability is reflected in our Governance Guidelines. Additionally, sustainability metrics are incorporated into the annual individual goals of our CEO and other executives. Our Executive Vice President, General Counsel (GC), oversees corporate environmental, health, safety & sustainability (EHS&S) initiatives and global reporting, as well as an Executive Sustainability Committee. The GC also works closely

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CORPORATE GOVERNANCE

with our Vice President of EHS&S, business unit leadership and local facilities to implement, monitor and measure our EHS&S results. EHS&S also oversees an internal Product Sustainability Committee that was established in 2020 with a primary focus on enhancing product stewardship with sustainable solutions and now oversees a multi-disciplinary Sustainability Disclosure Committee, which was established in 2022.

The following policies and business practices exemplify our commitment to sustainability matters:

•	Our Code of Conduct;
•	Our Human Rights Policy;
•	Our Supplier Code of Conduct;
•	Our Channel Partner Code of Conduct;
•	Health, safety and wellness initiatives for our employees, customers and communities;
•	Equal employment opportunities, along with our pledge to treat employees fairly, with dignity, and without discrimination in any form;
•	Focus on improving safety and environmental performance, including long-term sustainability goals and performance reporting;
•	Incorporating product stewardship and innovations to advance clean tech at Lincoln Electric and in the industries we serve;
•	Training and development programs to attract and retain high performing employees to help them reach their full potential;
•	Community engagement through employee-led fundraisers, grants provided by The Lincoln Electric Foundation, scholarships, in-kind gifts, and an employee matching and “Dollars for Doers” program to support volunteerism;
•	Positively impacting manufacturing and industry by promoting the art and science of welding among students and young professionals through our business initiatives, partnerships with schools and associations, and programming at the J.F. Lincoln Foundation; and
•	Enhancing connectedness and our workplace culture through employee resource groups including our Diversity Councils, Veterans, Women in Lincoln Leadership, and our Young Professionals organizations.

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CORPORATE GOVERNANCE

Global Workforce and Employee Engagement

In executing our 2025 Strategy, we continue to focus on the importance of employee development, engagement and building a culture to develop and foster the vast talents of our employees. Our CEO and Chief Human Resources Officer lead our employee engagement initiatives, and report on the Company’s programs focused on talent attraction and retention, and succession planning to the Board twice annually and our Compensation and Executive Development Committee is briefed on employee matters throughout the year. Our engagement programs focus on:

•	Experiential development, education and skills training platforms
•	Employee development programs to cultivate, grow and promote talent from within
•	Best practice recruiting model to elevate our ability to attract and hire the best talent around the world
•	Talent processes to identify and facilitate the development and career mobility of critical talent
•	Maintaining Advisory Boards where department representatives meet regularly with management to raise key topics
•	Partnering with an array of customers, suppliers and community organizations
•	A biennial global employee engagement survey
•	Pulse surveys, listening sessions, and local town hall meetings
•	Global intranet and mobile app

Board & Workforce Composition Highlights

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CORPORATE GOVERNANCE

Employee Development & Training

One of the four peaks of our 2025 Strategy is focused directly on our employees’ engagement and professional development because a highly engaged workforce drives innovation, productivity and improved bottom-line results. One key area of engagement is our investment in training and development to prepare our workforce for the future needs of the company and to support our growth strategy. This also contributes to preparing our employees for future career opportunities and ensuring a strong succession pipeline.

In addition to formal leadership, management and professional development programs, we provide a bold initiative to repay up to $125,000 towards each of our U.S. employees’ student loan debt obligations. This program has been enthusiastically welcomed by both our existing talent and at recruiting events on university campuses across the country. Tuition reimbursement programs also are in place for external accredited programs and we provide mentoring, self-guided online courses, instructor-led programs, and special project and rotational assignments that can lead to extensive global exposure and talent development.

In addition to our career development programs, our annual talent and succession planning process reviews 100% of our global professional staff. This ensures all high potential employees have an active individual development plan to guide their career aspirations. This process also helps to ensure we have an appropriate talent pipeline for critical roles in general management, engineering and operations. These talent reviews include our CEO and all segment and functional leaders who use this process to identify and support high potential talent in succession planning for the next generation of Lincoln Electric’s leaders.

Community Engagement

In 2024, we maintained our employee assistance program, supported our internal employee resource group initiatives and community engagement through our Lincoln Electric Foundation grants, our U.S. employee matching program for donations and volunteerism, in-kind gifts, sponsorship of key events, and the hosting of community and academic events at our facilities. In addition, we maintained our community educational/career programming among secondary and high school students to address the skills gap in industry and expand awareness of attractive career pathways in manufacturing. This programming, along with our continued support of regional youth programs, welding competitions and serving as the global welding sponsor of WorldSkills® are foundational to our efforts to promote the trades and the science of welding.

Compensation-Related Risk

We regularly assess risks related to our compensation and benefit programs, including our executive compensation program, and our Compensation and Executive Development Committee is actively involved in those assessments. In addition, our independent executive compensation consultants completed a risk assessment of our executive compensation program in 2024. Although we have a long history of pay for performance and incentive-based compensation, we believe our compensation programs contain many mitigating factors to ensure that our employees are not encouraged to take unnecessary risks.

As a result of all these efforts, we do not believe the risks arising from our executive compensation policies and practices are reasonably likely to have a material adverse effect on Lincoln Electric.

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CORPORATE GOVERNANCE

Related-Party Transactions

The Board has adopted a policy regarding the review and approval of transactions between the Company and its subsidiaries and certain related parties that are required to be disclosed in proxy statements, which are referred to as “related-party transactions.” Related parties include our Directors, Director Nominees, executive officers, persons controlling 5% or more of our common shares, and the immediate family members of these individuals. Pursuant to the policy, the Audit Committee is responsible for reviewing and approving related-party transactions and will consider information it deems appropriate, including, but not limited to, whether the terms of the transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the approximate dollar value of the transaction, and the nature and extent of the related party’s interest in the transaction. No Director will participate in any discussion or approval of a related-party transaction for which he or she is a related party, other than to provide material information concerning the transaction.

We define “related-party transactions” generally as transactions collectively over $120,000 in any calendar year, in which any related party had, has or will have a direct or indirect material interest. We have a monitoring and reporting program, which includes requirements to report all actual or potential related-party transactions during the year and information regarding all relationships with entities involving a related party.

The Company did not have any related-party transactions that required Audit Committee approval in 2024.

Director Compensation

OUR BOARD COMPENSATION PROGRAM

Based upon the recommendations of the Nominating and Corporate Governance Committee, the Board determines our non-employee Director compensation. The Nominating and Corporate Governance Committee periodically reviews all elements of Board compensation in relation to our proxy peer group (as identified in the CD&A), trends in Board compensation and other factors it deems appropriate. In October 2024, the Nominating and Corporate Governance Committee reviewed the non-employee Director compensation program, with Meridian Compensation Partners as independent advisor, and determined the cash and equity retainers were aligned with our proxy peer group. The objectives of our non-employee Director compensation program are to help attract highly qualified individuals to serve on our Board and to align their interests with those of our shareholders. As a result, the Nominating and Corporate Governance Committee recommended no changes to the non-employee Director compensation program to the Board. An employee of Lincoln Electric who also serves as a Director does not receive any additional compensation for serving as a Director.

All non-employee Directors receive cash retainers and an annual stock-based award for serving on our Board. Stock-based compensation is provided under our 2023 Stock Plan for Non-Employee Directors.

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CORPORATE GOVERNANCE

GOOD GOVERNANCE PRACTICES

Lincoln Electric seeks to attract and retain highly qualified individuals to serve on the Board. To that end, Lincoln Electric maintains the philosophy of paying non-employee Directors fairly and reasonably, considering external market factors, consistent with good governance practices. With respect to our non-employee Director compensation program, our corporate governance practices include:

What We Do		What We Don’t Do
Reasonable limits on non-employee Directors’ annual equity awards included in 2023 Stock Plan for Non-Employee Directors	✔	No Hedging or Pledging of Lincoln Electric Common Shares	✘
Total compensation is generally positioned at the peer median	✔	No Perquisites	✘
Non-employee Director compensation approved by full Board	✔
Full-value equity award granted at a fixed-value	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Double Trigger Provisions for Change in Control	✔
Stock Ownership Guidelines	✔
Independent Advisor	✔

The following is a summary of our current non-Employee Director compensation program:

		Board Level	Lead Independent Director	Committee Chairs
Cash	Annual Retainer[1]	$95,000	Additional $35,000	Additional $30,000 for Audit, and $20,000 for Compensation and Executive Development, Finance and Nominating and Corporate Governance
	Meeting Fees[2]	—	—	—
Equity	Annual Restricted Stock Unit (RSU) Award[3]	Approx. $155,000	—	—
	Initial RSU Award[3,4]	Approx. $155,000	—	—

1	Directors have the ability to defer annual cash compensation under the Non-Employee Directors’ Deferred Compensation Plan.
2	We do not have separate meeting fees, except if there are more than eight full Board or Committee meetings in any given year, Directors will receive $1,500 for each full Board meeting in excess of eight meetings and Committee members will receive $1,000 for each Committee meeting in excess of eight meetings in total.
3	Directors have the ability to defer RSUs under the Non-Employee Directors’ Deferred Compensation Plan.
4	The initial award will be pro-rated based on the Director’s length of service during the twelve-month period preceding the next regularly scheduled annual equity grant, which normally occurs in the fourth quarter of each year.

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CORPORATE GOVERNANCE

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards[1] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		Total ($)
Brian D. Chambers	95,000	[3]	154,928	11	[4]	249,939
Curtis E. Espeland	130,000		154,928	0		284,928
Bonnie J. Fetch	95,000		154,928	2	[4]	249,930
Patrick P. Goris	125,000	[3]	154,928	1,819	[4]	281,747
Michael F. Hilton	115,000		154,928	93	[4]	270,021
Marc A. Howze	95,000		154,928	0		249,928
Kathryn Jo Lincoln	95,000	[3]	154,928	87	[4]	250,015
Phillip J. Mason	115,000		154,928	0		269,928
Ben P. Patel	95,000		154,928	87	[4]	250,015
Hellene S. Runtagh (retired)[2]	28,709		0	0		28,709
Kellye L. Walker[5]	115,000		154,928	5	[4]	269,933

1	On December 11, 2024, 741 RSUs were granted to each then-serving non-employee Director under our 2023 Stock Plan for Non-Employee Directors. The Stock Awards column represents the grant date fair value under FASB Accounting Standards Codification (ASC) Topic No. 718 based on a closing price of $209.08 per share on December 11, 2024. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025.

As of December 31, 2024, the number of RSUs held by each non-employee Director was 741. Each of Messrs. Goris, Hilton, and Patel and Mses. Lincoln and Walker elected to defer receipt of the RSUs that were granted in 2024 under our Non-Employee Directors’ Deferred Compensation Plan.

2	Ms. Runtagh retired from the Board on April 19, 2024, the date of our 2024 Annual Meeting.
3	All of Messrs. Chambers’ and Goris’, and Ms. Lincoln’s Board fees were deferred under our Non-Employee Directors’ Deferred Compensation Plan.
4	The amount shown for 2024 represents above-market non-qualified deferred compensation earnings calculated as the difference in earnings under the Moody’s Corporate Bond Index fund in our Non-Employee Directors’ Deferred Compensation Plan and a hypothetical rate.
5	Ms. Walker will no longer be a member of the Board as of April 24, 2025, the date of our 2025 Annual Meeting.

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CORPORATE GOVERNANCE

OTHER ARRANGEMENTS

We reimburse Directors for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings, or when traveling in connection with the performance of their services for Lincoln Electric.

CONTINUING EDUCATION

Directors are generally reimbursed up to $5,000 for continuing education expenses (inclusive of travel expenses) for programs each Director may elect to attend. We also incorporate continuing education topics for Directors into our Board meetings throughout the year. Artificial intelligence (AI) was one such topic during 2024.

STOCK OWNERSHIP GUIDELINES

In keeping with the philosophy that Directors’ interests should be aligned with the shareholders’ interest and as part of the Board’s continued focus on corporate governance, all of our non-employee Directors must adhere to our stock ownership guidelines. RSUs, including any RSUs that have been deferred under the Non-Employee Directors’ Deferred Compensation Plan, count toward the stock ownership amount; shares held in another person’s name (including a relative) do not.

The stock ownership guidelines can be met by satisfying one of the two thresholds noted in the chart below. Directors have five years from the date of election to the Board to satisfy the stock ownership guidelines. As of December 31, 2024, all of our non-employee Directors had satisfied the stock ownership guidelines, except for Ms. Fetch and Mr. Howze who were appointed to the Board in 2023, and Ms. Falotico who was appointed to the Board in February 2025.

Retainer Multiple		Number of Shares
Shares valued at 5x annual Board retainer (total of $475,000)	OR	2,185*

*	Represents shares equal to $475,000 based on the closing price of Lincoln Electric stock as of December 29, 2023 (the last trading day of that calendar year) of $217.46.

The Nominating and Corporate Governance Committee reviews the guidelines at least every two-and-a-half years to ensure that the components and values are appropriate. A review was conducted during 2024, with the assistance of Meridian Capital Partners, and it was determined that no changes to the guidelines were necessary, as the five times annual retainer guideline is consistent with the peer group median. The next review is anticipated to occur in 2025.

EQUITY AWARDS

The non-employee Directors’ RSUs awards are granted under the 2023 Stock Plan for Non-Employee Directors. Under the terms of the awards, RSUs generally vest in full one year after the date of grant. In addition, the awards vest in full in the event of a change in control of Lincoln Electric if the Director’s service is terminated or if the award is not assumed upon the change in control. The awards also vest in full upon the death or disability of the Director, or vest pro rata, based on length of service from the date of grant, upon the retirement of the Director. Dividend equivalents are sequestered until the shares underlying the RSUs are distributed, at which time the dividend equivalents are paid in cash.

DEFERRED COMPENSATION PLAN

The Non-Employee Directors’ Deferred Compensation Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation and RSUs granted to them. This plan allows each participating non-employee Director to elect to begin payment of the deferred amounts as of the earlier of termination of service as a Director, death or a date not less than one full calendar year after the year the fees are initially deferred.

The investment elections available under the plan for cash compensation deferred are the same as those available to executives under our Top Hat Plan, which is discussed in the executive compensation narrative under 2024 Deferred Compensation Benefits. RSU deferrals are deemed invested solely in a Lincoln Electric Stock fund, and no other plan deferrals are eligible for investment into that fund.

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Executive Compensation

Our long-term strategy is focused on key actions and initiatives that generate long-term profitable growth within our targeted markets through value-added solutions and operational excellence. We believe this approach engages our business team to create a long-term value proposition for shareholders that generates above-market returns through an economic cycle while maintaining a short-term focus on improving profitability and driving operating excellence. More information on our business and strategy can be found in the “Business Overview” section at the beginning of this Proxy Statement.

The Compensation Discussion and Analysis (CD&A) describes our executive compensation programs and how they apply to our NEOs. The CD&A contains statements regarding future performance targets and goals. These targets and goals are disclosed in the context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements in other contexts.

Steven B. Hedlund	Gabriel Bruno	Christopher L. Mapes	Jennifer I. Ansberry	Michele R. Kuhrt

Chair (since January 1, 2025) President and Chief Executive Officer (since January 1, 2024)	Executive Vice President, Chief Financial Officer and Treasurer	Executive Chair (through December 31, 2024)	Executive Vice President, General Counsel and Secretary	Executive Vice President, Chief Transformation Officer

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our approach to executive compensation is generally the same as our approach to employee-wide compensation, with a strong belief in pay for performance and a long-standing commitment to incentive-based compensation.

While maintaining our performance-driven culture, our executive compensation program is designed to achieve the following objectives:

Align Interests	Incentivize Management	Support Long-Term Strategy
Align the interests of management (and employees) with long-term interests of our shareholders and other stakeholders	Design compensation elements to incentivize management to deliver above-market financial results	Define performance drivers which support key financial and strategic business objectives
Good Governance Practices	Retention & Succession Planning	Pay for Performance
Help ensure we are following good governance practices in the design and operation of our executive compensation program, including consideration of the risks associated with those practices	Reinforce executive retention to enable achievement of annual and long-term business goals through a stable management team	Link incentive-based compensation to the company’s short-term and long-term financial and operational performance

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EXECUTIVE COMPENSATION

KEY FINANCIAL PERFORMANCE

We have a strong track record of delivering increased value to our shareholders and we have typically delivered above-market performance across various financial metrics over many economic cycles. Our long-term strategy seeks to achieve profitable sales growth both organically and through acquisitions by emphasizing value-added solutions and differentiated technologies. We anticipate this strategy will yield improved profit margins and returns and will generate best-in-class financial performance measured against our peer group.

In 2024, we achieved record profitability, as well as solid earnings per share performance, cash flow generation, and adjusted return on invested capital (ROIC) while navigating a challenging portion of the cycle. Slower industrial activity and reduced capital spending across most of our end markets resulted in a 4% decline in net sales to $4.0 billion.

Diligent cost management, the rapid deployment of temporary and permanent cost actions, as well as the benefits of our ongoing operational initiatives mitigated the impact of lower demand and generated a record 17.6% adjusted operating income margin.

Cash flows from operations remained strong at $599 million on improved margin performance and improved working capital performance, which resulted in a 91% cash conversion ratio. Solid Adjusted ROIC of 21.8% remains top-quartile versus proxy peers and demonstrates the effectiveness of our 2025 Strategy and our disciplined capital allocation approach.

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EXECUTIVE COMPENSATION

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within the Compensation Discussion and Analysis section.

We are committed to generating long-term value for our shareholders through a disciplined and balanced capital allocation strategy through the cycle. In 2024, we deployed a record $117 million towards capital projects focused primarily on growth and operational efficiency and invested $253 million across three acquisitions that complement our core welding and automation portfolios. In the last five years, we have invested approximately $1.3 billion for growth.

We returned approximately $426 million of cash to shareholders through our dividend program and $264 million of share repurchases in 2024. In the last five years, we returned approximately $1.6 billion to shareholders through an aggregate amount of $922 million in share repurchases and an 11% compounded average growth rate in our dividend payout rate, which includes the 2024 increase of 5.6%, marking 29 years of consecutive dividend increases.

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EXECUTIVE COMPENSATION

TOTAL SHAREHOLDER RETURN (TSR)

In 2024, total shareholder return (TSR) was challenged by a decline in our stock price starting in the second quarter due to weakening end market trends following a record $261.13 share price achieved in the first quarter. Our TSR rate on a 3 and 5-year basis remained competitive but were unfavorably impacted by our 2024 share price performance. We believe that TSR is an important measure to demonstrate the Company’s value creation for shareholders and our executives over the long-term. For 2024, approximately 66% of our CEO’s and 48% of our other NEOs’ compensation (excluding our Executive Chair) was tied to equity-based compensation, which can be favorably impacted when the TSR rate increases. In this case, the value of the compensation paid to our NEOs increases in line with the appreciation received by our shareholders.

The following 3-Year (2022–2024) TSR Performance Percentile Rank chart illustrates our TSR performance compared to our peer group, the S&P Composite 500 Stock Index (S&P 500), the S&P 400 Index, and the S&P 400 Industrials Index. We believe this is helpful to see in relation to our long-term incentive plan and the 3-year performance period of our Performance Shares. The TSR percentile rankings show the position of our TSR performance compared to the particular group, with a 50th percentile ranking indicating median (or market) performance. Percentiles below 50 indicate below-market performance, while percentiles above 50 indicate above-market performance.

Total Shareholder Returns (TSR)1

3-Year (2022-2024) TSR Performance
Percentile Rank to Peers and Select Indices

                                                                         1 See Appendix A for definition for TSR

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EXECUTIVE COMPENSATION

FINANCIAL MEASURES USED FOR COMPENSATION PURPOSES

We consider various types of widely reported financial metrics to apply to our executive compensation program. Some of these financial metrics directly impact our executive compensation program, while in some cases we use the closest approximations for the metrics that we use in our compensation programs. We believe that all of these financial metrics are critical to the short-term and long-term growth and performance of our organization.

Financial metrics used to evaluate operational performance and used in our short-term annual bonus (EMIP) and our long-term incentive plan designs are:

1	Adjusted Revenue for compensation purposes focuses on organic sales growth by emphasizing volume growth and placing a collar on price contributions to revenue.

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EXECUTIVE COMPENSATION

PERFORMANCE OF FINANCIAL MEASURES USED FOR COMPENSATION PURPOSES

Short-Term Compensation Program Financial Metric Performance

The following charts demonstrate our performance over the last three years in financial metrics incorporated in our short-term compensation program.

1	Excluding special items where applicable. Definitions and reconciliation of non-GAAP results to our most closely comparable GAAP results are included in Appendix A.
2	See Appendix A for definitions.

Long-Term Compensation Program Financial Metric Performance

The following charts demonstrate our performance over the last three years relative to the financial metrics incorporated into our long-term compensation program: Adjusted Net Income for Compensation Purposes and ROIC for Compensation Purposes.

In our long-term incentive plan design, ROIC for Compensation Purposes is a relative measure and payout is determined based on our average performance over 3-years as compared to our peers. The ROIC for Compensation Purposes percentile ranking shows the position of our financial results compared to peers, with a 50th percentile ranking indicating median (or market) performance. Percentiles below the 50th indicate below-market performance, while percentiles above the 50th indicate above-market performance. Information is based on the most recently available public information (as accumulated by an independent third party), as of January 2025 when the analysis was performed.

1	Excluding certain items as approved by the Compensation and Executive Development Committee where applicable. See discussion and definitions on page A-1 in the Performance Shares Financial Metrics section and in Appendix A.
2	As of September 30, 2024.

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EXECUTIVE COMPENSATION

PAY FOR PERFORMANCE, OBJECTIVES AND PROCESS

In designing our executive compensation program, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance. To assess pay for performance, we evaluate the relationship between CEO and NEO realizable pay and key financial metrics including TSR. This allows us to understand the relative degree of alignment between the pay delivered and the performance achieved for shareholders. In 2024, this analysis was performed by our external advisors and reviewed with the Compensation and Executive Development Committee (the “Committee”).

2024 EXECUTIVE COMPENSATION ACTIONS

The Committee annually considers the overall design of our executive compensation program, ensuring alignment with shareholder interests and our pay for performance philosophy, while considering prevailing best practices across our industry and the broader market. Significant consideration is also given to shareholder feedback, including the say-on-pay vote. At our 2024 Annual Meeting, we received 97% approval, based on the total votes cast, for our annual advisory say-on-pay vote to approve the compensation of our NEOs. The Committee believes the voting results demonstrate significant support for our executive compensation program. Based on this outcome, the current long-term strategy in place, and a review of peer and broader market practices, the Committee chose not to make any substantial changes to the existing program previously approved for 2023. With the transition of independent compensation consultants in 2024, the Committee completed a holistic review of our executive compensation program to ensure it meets the objectives noted above.

GOOD GOVERNANCE PRACTICES

In addition to our emphasis on above-market financial performance and pay for performance, we design our executive compensation program to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of those governance practices are described in the Compensation-Related Risk section in this Proxy Statement.

The following table highlights certain of our good governance practices relative to our executive compensation program:

What We Do		What We Don’t Do

Pay for Performance Focus

(Compensation programs weighted heavily toward variable, “at risk,” compensation; perform annual reviews of market competitiveness and the relationship of compensation to financial performance)

	✔	No Guaranteed Pay Increases (No multi-year guarantees for compensation increases, including base pay, and no guaranteed bonuses)	✘

Balanced Compensation

(Compensation opportunities linked to both short-term and long-term periods of time, while aligning compensation with several financial performance metrics that are critical to achievement of sustained growth and shareholder value creation)

	✔	No Repricing or Replacement of Underwater Stock Options without Prior Shareholder Approval	✘
Double-Trigger Provisions for Change in Control	✔	No Payment of Dividends on Unvested Equity	✘
Stock Ownership Guidelines for all Executive Officers	✔	No Excessive Perquisites	✘
Clawback Policy	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Independent Compensation Committee and Consultant	✔	No Hedging or Pledging of Lincoln Electric Stock	✘

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OUR COMPENSATION PHILOSOPHY

Core Principles

Our compensation program is designed to attract and retain exceptional employees, while maintaining our strong pay for performance culture. We design our compensation system to reflect current best practices and our performance-driven culture, including setting base pay below the competitive market for each position, targeting incentive-based cash compensation above the competitive market and targeting long-term incentive compensation at the market median. We believe these practices result in sustained, long-term shareholder value and promote quality corporate governance in compensation decisions.

The primary components of our executive compensation program, summarized below, help ensure that we maintain our performance-driven culture:

In addition to the primary components of our executive compensation program, we provide benefits and perquisites that we believe, taken as a whole, are at the market median.

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EXECUTIVE COMPENSATION

Average Mix of Key Compensation Components

Individual performance also plays a key role in determining the amount of compensation delivered to an individual, with our philosophy being that the best performers should receive the greatest rewards. The following charts present the mix of 2024 target direct compensation for our CEO and all of our other NEOs, excluding the Executive Chair (on an average basis), as established in the beginning of 2024. As shown below, 86% of the CEO’s compensation mix was “at risk” and 73% of such other NEOs’ compensation mix, on average, was “at risk,” with the actual amounts realized based on annual and long-term performance as well as our stock price.

THE ROLES OF THE COMMITTEE, EXTERNAL ADVISORS AND MANAGEMENT

The Committee, which consists solely of non-employee Directors, has primary responsibility for reviewing, establishing and monitoring all elements of our executive compensation program. The Committee is advised by its independent executive compensation consultant, Meridian Compensation Partners, and independent legal counsel as it deems appropriate. Management provides recommendations and analysis to the Committee.

ROLE OF THE COMMITTEE

Compensation-Related Tasks	Organizational Tasks
Reviews, approves and administers all of our executive compensation plans, including our equity plans	Evaluates the performance of the CEO, including consideration of tone and embodiment of core values, with input from all non-employee Directors
Establishes performance objectives under our short-term and long-term incentive compensation programs[1]	Reviews the performance capabilities of the other executive officers, including consideration of tone and embodiment of core values, based on input from the CEO
Determines the attainment of performance objectives and the awards to be made to our executive officers under our short-term and long-term incentive compensation programs[1]	Reviews succession planning for officer positions, including the position of the CEO
Determines the compensation for our executive officers, including base pay and short-term and long-term incentive compensation opportunities[1]	Reviews proposed organization or responsibility changes at the officer level
Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive	Reviews our practices for the recruitment and development of a broad talent pool
Reviews employee benefit plans that relate to executive officers and/or key employees	Retains the services of independent legal counsel from time to time to provide input on various matters

1	The independent members of the Board take such action with respect to the CEO.

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ROLE OF EXTERNAL ADVISORS

MERIDIAN COMPENSATION PARTNERS

•	Independent executive compensation consultant for the Committee
•	Advises on matters including competitive compensation analysis, executive compensation trends and plan design, peer group company configuration, competitive financial performance and financial target setting
•	Performs data analysis on competitive compensation, competitive financial performance and financial target setting
•	Reviews analysis and data collected by management (particularly the CEO, the CFO and the Chief Human Resources Officer)
•	Reports directly to the Chairperson of the Committee
•	Meets with the Committee in executive session without the participation of management
•	Discusses the CEO’s recommendations with the Committee to help ensure the compensation recommendations are in line with stated compensation philosophies and are reasonable when compared to the competitive market
•	The Committee is not bound by Meridian’s recommendations
•	Considering all relevant factors (as required by compensation consultant independence standards set forth in applicable SEC rules and Nasdaq listing standards), we have assessed Meridian’s independence, and are not aware of any conflict of interest that has been raised by the work performed by Meridian

ROLE OF CEO AND MANAGEMENT

•	Provide compensation-related recommendations to the Committee
•	The CEO recommends the compensation for other executive management positions and provides the Committee with assessments of their individual performance (both of which are subject to Committee review)
•	Perform individual performance assessments based on achievement of various financial and leadership objectives set by the CEO
•	Receive suggestions from the Committee for modifications to financial and leadership objectives where warranted

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EXECUTIVE COMPENSATION

Our Methodologies

SELECTION OF COMPENSATION ELEMENTS

As part of its annual review, the Committee evaluates whether changes in the philosophy or structure are warranted in light of emerging trends, business needs and/or financial performance. The Committee then uses competitive market data, performance assessments, and independent executive compensation consultants and management recommendations to set the pay components along the targets described above (for example, 45th percentile for base pay). Actual pay for executive management will generally fall within a range of these targets (plus or minus 20%). Absent significant increases due to promotion, increases for break-through individual performance or significant changes in the competitive market data, pay increases are considered generally in line with national trends.

MARKET COMPARISON DATA

We collect competitive market compensation data from multiple nationally published surveys and from proxy data for a peer group of companies. Nationally published survey market compensation data is statistically determined (through regression analysis) to approximate our revenue size and aged to approximate more current data. The Company did not select the companies that comprise any of these survey groups. The Company generally blends 50% survey and 50% peer data for benchmarking executive compensation for our NEOs.

PEER GROUP

We use a peer group of publicly traded industrial companies that are headquartered in the U.S. that serve a number of different market segments and that have significant foreign operations. These are companies with which Lincoln Electric competes for talent and shareholder investment. In addition, we only select companies with solid historical financial results (removing companies from the peer group when their financial performance has consistently fallen below a reasonable level). The Committee conducted an annual review of our peer group, with the assistance of our independent advisor.

In July 2023, Willis Towers Watson, the Committee’s prior independent advisor, recommended that no changes were needed for the 2024 compensation planning cycle, but noted that following the split of Crane Company into Crane NXT and Crane Co., the inclusion of Crane Co. as the Company’s peer was appropriate, as the business was aligned and the revenue projection was within the peer group range.

For 2024, our peer group consisted of the following 18 publicly traded industrial corporations:

Ametek Inc.	Flowserve Corporation	Nordson Corporation	The Toro Company
Carlisle Companies Inc.	Graco Inc.	Regal Rexnord Corporation	Woodward Inc.
ESAB Corporation	IDEX Corporation	Snap-On, Inc.	Xylem Corporation
Crane Co.	ITT Inc.	Terex Corporation
Donaldson Company, Inc.	Kennametal Inc.	The Timken Company

In July 2024, the Committee, with the assistance of Meridian as an independent advisor, reviewed its peer group and determined to remove Terex Corporation and The Toro Company, which were considered less comparable to the Company, and to add Dover Corporation, Fortive Corporation and Ingersol Rand Inc. for the 2025 compensation planning cycle. The three additional peers are in adjacent markets with a focus on automation and industrial technology.

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EXECUTIVE COMPENSATION STRUCTURE

In evaluating our executive compensation structure, the Committee considers three primary elements: (1) business needs (2) individual performance and (3) pay for performance review.

Business Needs	Individual Performance	Pay for Performance Review
• Independent compensation consultant (Meridian) provides information about emerging trends in executive compensation, along with Committee members’ own reading and study	• Individual performance is a significant factor in determining annual changes (up or down) to pay components	• The Committee conducts an annual assessment of our financial performance and pay for performance, in determining whether changes will be made to the existing philosophy or structure and before setting compensation levels for the upcoming year
• Trends considered in light of our compensation philosophies and various business needs	• Annual bonus (the Executive Management Incentive Plan, or EMIP) includes an individual performance component in determining the percentage of target bonus to be paid (described below)	• The annual assessments are used to evaluate whether executive compensation is properly aligned with our financial performance
• Business needs that are evaluated can include: talent attraction or retention strategies, growth expectations, strategic programs, cost-containment initiatives, management development needs and our company culture	• Individual performance is generally measured against how well an executive demonstrates proficiency in key leadership competencies, as well as the executive’s achievement against objectives established for him or her at the beginning of the year
• No single factor guides whether changes will be made, as the Committee uses a holistic approach, considering a variety of factors	• The Committee reviews the overall performance of each NEO during the year and assigns Individual Performance Factors

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EXECUTIVE COMPENSATION

The following chart highlights the process and timing of compensation determinations and payouts:

Prior Year Fourth Quarter		Current Year First Quarter		Throughout Current Year
•	Committee reviews our compensation program and philosophy, including determining if our compensation levels are competitive with our peer group and if any changes should be made to the program for the next year	•	Committee determines the individual performance goals of the CEO (with Board approval) and sets the performance goals for each corporate-based (financial) component for the current year	•	Committee meets regularly throughout the year, with management and in executive session
•	Committee determines the principal components of compensation for the NEOs for the next year	•	CEO sets individual performance goals for the current year for each of the other NEOs, which are reviewed by the Committee	•	Ongoing review of Company performance against performance goals
•	Compensation consultant (Meridian) provides a competitive market assessment of pay levels for the executive officers, including the NEOs	•	Individual performance goals of CEO and the other NEOs are designed to drive our corporate goals and our 2025 Strategy
		•	Base pay, annual bonus targets and long-term incentive awards are set at a regularly scheduled Committee meeting
		•	Payout amounts for the annual bonus (EMIP) and Performance Shares earned as of the end of the prior year are determined at the first available Committee meeting (normally in February) or a subsequent special meeting (normally in March), once financial results are available

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Key Elements of Executive Compensation

Each compensation component for our NEOs is described below, with specific actions that were taken during 2024 noted. For 2024 compensation amounts, please refer to the Summary Compensation Table and other accompanying tables.

BASE PAY

Base salary is provided to our executives to compensate them for their time and proficiency in their positions, as well as the value of their job relative to other positions at Lincoln Electric. Base salaries are set based on a subjective evaluation of the executive’s experience, expertise, level of responsibility, leadership qualities, individual accomplishments and other factors.

Level of responsibility	Individual performance	Internal equity	Peer Data
and experience	and leadership qualities

We aim to set base salaries at approximately the 45th percentile of the market (slightly below market) in keeping with our philosophy that greater emphasis should be placed on variable compensation.

2024 BASE PAY

Ahead of 2024, the Committee reviewed officer pay, including all NEOs, as compared to the market. The Committee approved certain increases (and one decrease) in NEO base salaries as detailed below, bringing the base pay within the competitive benchmark, while the base pay of the NEOs remains, on average, slightly below the 45th percentile.

NEO	Increase/(Decrease)%	2024 Base Salary[1]
Steven B. Hedlund	26.4%	$ 1,010,000
Gabriel Bruno	7.4%	$ 580,000
Christopher L. Mapes	(50.0%)	$ 553,800
Jennifer I. Ansberry	7.9%	$ 505,000
Michele R. Kuhrt	3.8%	$ 468,000

1	Base salaries effective as of January 1, 2024 for all NEOs excluding Mr. Hedlund. For Mr. Hedlund, increase effective August 1, 2023.

In August 2023, in connection with the CEO transition plan, the Committee approved an increase in Mr. Hedlund’s base salary, establishing his new base salary at $1,010,000 effective August 1, 2023, which remained his base salary for 2024. Mr. Mapes’ 2024 base salary was reduced in connection with his transition to Executive Chair. Mr. Bruno and Ms. Ansberry received 7.4% and 7.9% base pay increase, respectively, which was to progress compensation and remain competitive within the benchmarks for their roles. Ms. Kuhrt’s base compensation increased 3.8% from her 2023 compensation. The base pay for the NEOs falls within the competitive benchmark and the NEOs remain within the competitive benchmark.

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EXECUTIVE COMPENSATION

ANNUAL BONUS (EMIP) AND TOTAL CASH COMPENSATION

The EMIP provides executive officers, including the NEOs, with an opportunity to receive an annual cash bonus. We believe that, given base pay is below market, annual cash bonus opportunities should be above average to balance some of the risk associated with greater variable compensation. However, we also believe that above-market pay should be linked to financial and individual performance. Therefore, we target total cash compensation (base pay and target annual bonus) at the 65th percentile of the market, but use a structure that provides payments of above-average bonuses only where the performance of the consolidated company and the performance of an NEO’s particular segment or business unit, warrant it. We also consider the impact of an officer’s individual performance during the year.

ANNUAL BONUS (EMIP) FORMULA

With respect to 2024, the formula to determine each NEOs annual bonus (EMIP Bonus Payout) includes a Financial Performance Factor and an Individual Performance Factor. The Financial Performance Factor considers the financial performance of specific financial metrics of the consolidated Company and for operations roles, the segment or business units they support. If the financial performance target is not met on any specific financial metric, the EMIP Bonus Payout will be reduced, with the potential that no bonus will be paid if performance across all metrics is below threshold. If financial performance exceeds expectations on any of the specific financial metrics, the percentage of annual bonus paid can be above the Target Bonus Amount. Once financial performance is calculated, an Individual Performance Factor is considered to determine the final EMIP Bonus Payout. The maximum EMIP Bonus Payout, considering financial and individual performance, will not exceed 200% of an individual’s annual Target Bonus Amount.

2024 EMIP BONUS CALCULATION

The Committee has discretion to approve EMIP payments outside of the strict application of this calculation, although no discretion was used for calculation of the 2024 annual bonuses. EMIP payout determinations for the 2024 performance period were made in the first quarter of 2025.

ANNUAL BONUS (EMIP) FINANCIAL METRICS

A portion of the EMIP Financial Performance Factor is based upon achievement of company consolidated financial performance against budget and another portion may be attributable to segment financial performance against budget, depending upon the individual’s scope of responsibility. By varying the financial metrics used based upon areas of responsibility, it is possible that certain participants will receive a higher percentage of target bonus while others will receive a lower percentage of target bonus where the segment performance for one participant is better than the segment performance for the other. This is a key component of our pay for performance and incentive-based philosophies. In 2024 each of our NEOs’ Financial Performance Factor was based on the Company’s Consolidated results.

The Financial Performance factor calculation utilizes the achievement results of three metrics weighted as follows:

•	25% Adjusted Revenue for Compensation Purposes (Adjusted Revenue);
•	50% Adjusted EBITB; and
•	25% AOWC/Sales for Compensation Purposes.

Actual results are measured against budget at budgeted exchange rates and adjusted for the results of businesses acquired during the year. Budgets are set aggressively (based on the local and global economic climate), at the beginning of the year, are reviewed by the Finance Committee and are approved by the full Board. For 2024 a price collar was

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EXECUTIVE COMPENSATION

embedded in the budgeted goals that restricts the impact of pricing on Adjusted Revenue results. For 2024, Management was responsible for +/-2% on pricing that impacted actual revenue results as compared to pricing in the budget. Each financial metric is calculated and interpolated on a financial payout curve to determine the Financial Performance Factor. The financial payout curves, considering threshold and maximum opportunities, are set at the beginning of the year and are approved by the Committee.

The following table illustrates the opportunity for achievement of the Financial Performance Factor based on actual performance against target across each financial metric and the 2024 target amounts set during the budget process.

		Achievement of Actual Results vs. Budget			2024 Target (Budget)
Financial Metric	Weightings	Threshold	Target (Budget)	Maximum	Lincoln Electric Holdings
Adjusted Revenue	25%	93%	100%	105%	$4.342 billion
Adjusted EBITB	50%	85%	100%	115%	$963 million
AOWC/Sales	25%	90%	100%	110%	20.6%
Financial Payout Curves		50%	100%	200%

ANNUAL BONUS (EMIP) INDIVIDUAL PERFORMANCE GOALS

Individual performance goals are set annually. A significant portion of our executive officers’ individual performance goals is tied to one or more aspects of our 2025 Strategy.

The following table highlights the material 2024 individual performance goals for our CEO. The Committee chair, supported by the Lead Independent Director, leads the review and evaluation process to establish the CEO’s performance goals for each year, which were approved by the Board at the beginning of 2024. The CEO’s 2024 performance goals were cascaded throughout the organization and many were also in the individual performance goals for our other NEOs.

Individual Performance Goals	CEO
Execution of the 2025 Strategy
Human capital management, including employee engagement and development initiatives
Sustainability, including environmental, health and safety metrics
Financial and operating targets
Operational optimization and expansion, and M&A integration
Development of new long-term strategy

In defining the individual performance goals, the Committee considered the goals to be strategically important to the Company and its 2025 Strategy. The goals for 2024 were particularly aimed at operational optimization and M&A integration, employee engagement, a connected culture, cybersecurity and achieving our EHS and Sustainability metrics. The CEO’s individual performance rating is determined based on an evaluation of performance against the underlying goals with the final rating being approved by the independent Directors of the Board. In assessing the individual performance of our NEOs, the Committee reviews the performance rating recommended by the CEO with respect to each of the other NEOs and recommends revisions, as needed, prior to the Committee approval of such rating.

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EXECUTIVE COMPENSATION

2024 ANNUAL BONUS (EMIP) AND TOTAL CASH COMPENSATION

The 2024 EMIP annual bonus targets for the NEOs were established and approved by the Committee in February 2024 according to the principles discussed above. In August 2023, in connection with the announced CEO transition plan, the Committee approved an increase in Mr. Hedlund’s annual bonus target, establishing his new target bonus at $1,464,500 effective August 1, 2023, which remained his target bonus for 2024. Mr. Mapes’ 2024 target bonus decreased 50% while the remaining NEOs’ 2024 target bonus increased on average 3.2%. The bonus targets fall within the competitive benchmark and the NEOs remain within the competitive benchmark.

In February 2025, in approving the 2024 EMIP payouts, the Committee assessed our financial performance against budget with respect to consolidated and applicable segment performance, as applicable. On average, 2024 EMIP payments for the NEOs were 36% below their 2024 target amounts, driven primarily by falling short of threshold on Adjusted Revenue resulting in a 0% payout on the Adjusted Revenue component.

The following table illustrates actual results versus budget and the interpolated Financial Performance Factor for each financial metric to arrive at the Weighted Financial Payout Factor that drives actual bonus payouts.

	Lincoln Electric Holdings
	Actual vs. Budget	Interpolated Financial Performance Factor	Weighting	Weighted Financial Payout factor
Adjusted Revenue	91.8%	0%	25%	55.5%
Adjusted EBITB	91.6%	72.0%	50%
AOWC/Sales	95.6%	78.0%	25%

Note: The Adjusted EBITB performance results were adjusted for the same types of special items that impact Adjusted Operating Income and Adjusted Net Income as disclosed in Appendix A.

The actual bonus payout to the NEOs considers the impact of individual performance. The Committee assessed the performance of each NEO against their Individual Performance Goals and assigned a rating that impacts the annual bonus calculation as illustrated above. For the current year, individual performance ratings for the annual bonus for officers ranged from 100 to 130.

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EXECUTIVE COMPENSATION

The following chart illustrates the actual calculated bonus considering both the financial and individual performance. 2024 EMIP payments for the NEOs, were on average 62% lower than the 2023 EMIP payments, driven by relatively flat year-over-year revenue results.

NEO	Target Award Opportunity	Target Award Opportunity as a % of 2024 Base Salary	Maximum Award Opportunity Based on Matrix	Actual Award	Actual Award as a % of Target
Steven B. Hedlund	$ 1,464,500	145%	$ 2,929,000	$ 975,357	67%
Gabriel Bruno	$ 580,000	100%	$ 1,160,000	$ 386,280	67%
Christopher L. Mapes	$ 803,000	145%	$ 1,606,000	$ 490,232	61%
Jennifer I. Ansberry	$ 454,500	90%	$ 909,000	$ 302,697	67%
Michele R. Kuhrt	$ 430,560	92%	$ 861,120	$ 262,857	61%

LONG-TERM INCENTIVE COMPENSATION

We believe that long-term incentive compensation should be provided to focus rewards on factors that deliver long-term sustainability and should be established at the median (or 50th percentile) of the market. We have targeted the median of the market, in keeping with our pay for performance philosophy, because we believe that superior long-term financial growth itself should be the main driver of above-market long-term incentive compensation.

For 2024, our long-term incentive compensation program consists of three components: (1) stock options, (2) RSUs and (3) Performance Shares. The value of each is weighted equally. This provides an even balance with respect to the different attributes and timing associated with each type of award. Annual awards of all three components are made to EMIP participants, including the NEOs.

Valuation of Equity Awards. We use standard valuation methods to convert long-term incentive compensation values to shares upon the grant date. These methods consider a 7-day historical average of our stock price, up to and including the grant date, for RSUs and Performance Shares and the grant date Black-Scholes valuation for stock options.

Normal Cycle and Out-of-Cycle Equity Awards. The Committee has discretion in awarding grants to EMIP participants and does not delegate its authority to management, nor does management select or influence the award dates. Occasionally, the Committee may approve limited, out-of-cycle special awards for specific business purposes or in connection with executive promotions or the hiring of new executive employees. However, the date used for normal cycle awards to all EMIP participants, including the NEOs, is the date of a regularly scheduled Committee meeting, which is fixed well in advance and generally occurs at the same time each year.

The Committee has approved delegated authority to the CEO to designate awards through 2025 to certain employees under our equity plan, subject to specific limits established. The CEO can only grant RSU awards and cannot grant awards to any executive officers, Section 16 officers or greater-than-10% beneficial owners of the Company, and such awards must be granted pursuant to the agreements and vesting terms already approved by the Committee.

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EXECUTIVE COMPENSATION

The following is a summary of the three components of our long-term incentive compensation program, in which all our NEOs participate, as in effect for 2024:

	Standard Vesting Provision	Accelerated Vesting Provisions
Stock Options	• Vest ratably over 3 years

•    Full vesting upon death or disability.

•    Full vesting upon retirement.

•    Full vesting in the event of a change in control, if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

Restricted Stock Units (RSUs)	• Vest in full after 3 years

•    Full vesting upon death or disability.

•    Full vesting upon retirement.

•    Full vesting in the event of a change in control, if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

Performance Shares	• Vest based on performance during the applicable 3-year performance period

•    Vest at target upon death or disability.

•    Full vesting upon retirement, based on actual performance for the applicable 3-year performance period.

•    Vest at target in the event of a change in control (or the greater of target or actual for awards granted since 2024), if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

PERFORMANCE SHARES

Our long-term incentive compensation program includes grants of Performance Shares, which are designed to offer award opportunities aligned with the long-term performance of Lincoln Electric. Target share amounts are set each year at the beginning of a three-year performance cycle based on a 7-day historical average of the stock price, up to and including the grant date. Because awards are made each year and because each award relates to a three-year performance cycle, three different cycles will be running at any point in time. The percentage of the target shares actually paid at the end of the applicable three-year cycle will be based upon achievement of three-year company performance as interpolated against pre-established performance thresholds. Each plan has performance thresholds with percentage payouts attributable to those thresholds ranging from 0% to 200% of target. The Committee retains discretion to modify payments to any participant, to modify targets and/or to modify the performance thresholds (up or down).

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EXECUTIVE COMPENSATION

PERFORMANCE SHARES FINANCIAL METRICS

The Committee annually reviews and approves the performance metrics that are tied to the Performance Shares. For the open performance cycles, the Performance Shares’ two financial metrics are as follows:

Weighting	Performance Metric	Measurement
Adjusted Net Income

•    Absolute metric based on the growth in Adjusted Net Income for Compensation Purposes over the 3-year performance period versus goals set at the beginning of the performance cycle.

•    For the 2022 to 2024 performance cycle the target is based on growth above

$356,445,000 (which was the Adjusted Net Income for Compensation Purposes for 2021, when the 2022 to 2024 performance cycle was set).

•    For the 2022 to 2024 performance cycle, to pay 100% of target, Adjusted Net Income for Compensation Purposes over the 3-year cycle must be at or above 140% of $356,445,000 (or $499,023,200).

Return on Invested Capital

•    Relative metric that is derived based on our 3-year average ROIC for Compensation Purposes relative to our proxy peer group.

•    For the 2022 to 2024 performance cycle the target is based on achieving the 65th percentile in 3-Year Average ROIC for Compensation Purposes relative to our peers.

From time to time, the Committee has considered and approved certain limited adjustments to reported net income (both positive and negative) in determining achievement of performance against the thresholds. Each adjustment is reviewed in detail before it is made. The types of adjustments the Committee has considered include: rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of certain assets and other special items, which generally align with the special items disclosed in the Adjusted Net Income table in Appendix A. To the extent an adjustment relates to restructuring or rationalization charges that are intended to improve organizational efficiency, a corresponding charge (equal to the adjustment) is amortized against future years’ adjusted net income until that adjustment is fully offset against the intended savings (generally this amortization occurs over a three-year period).

PERFORMANCE THRESHOLDS

In setting the performance ranges for a new three-year period (including the 2024 to 2026 performance cycle), the Committee considers various factors, including historical performance against established ranges, to try to achieve a 50% probability of attaining the target for any cycle. For the 2022 to 2024 Plan, the Committee did not make any modifications to the three-year adjusted net income growth performance ranges or the three-year average ROIC relative to peer ranges.

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EXECUTIVE COMPENSATION

TIMING FOR SETTING PERFORMANCE METRIC GOALS

Performance targets are set at the beginning of the first fiscal year in the cycle. This timing allows the Committee to see our final financial results for the prior year and allows for more current macro-economic projections to be used.

2022 to 2024 Performance Shares. For the 2022 to 2024 Performance Shares cycle, the target performance level for Adjusted Net Income for Compensation Purposes was exceeded with a 138.5% payout calculation and the maximum level for ROIC for Compensation Purposes was exceeded resulting in a 200% payout calculation. As noted above, the 2022 to 2024 Performance Shares cycle has a 50% weighting on each financial metric, which resulted in a combined payout of 169.2% of the target award opportunity.

The following is a summary of each of the performance metric goals and results for the most recently completed Performance Shares cycle (2022 to 2024):

3-Year Growth in Adjusted Net Income for Compensation Purposes

The potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between individual levels):

($ in thousands) Performance Level	3-Year Growth in Adjusted Net Income for Compensation Purposes		Payout as a % of Target
Threshold	10%		25%
	25%		50%
Target	40%		100%
	50%		150%
Maximum	60%		200%
2024 Actual	47.7%	$526,440	138.5%

Lincoln Electric’s Adjusted Net Income for Compensation Purposes over the three-year period increased 47.7% to $526 million, which generated a 69.2% of target payout for this metric after accounting for the weighting of the financial metric.

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3-Year Average ROIC for Compensation Purposes Relative to LECO Peer Group

The potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between individual levels):

	3-Year Average ROIC for Compensation Purposes Relative to LECO Peer Group
Performance Level	%ile Rank in Peer Group	ROIC Result	Payout as a % of Target
Threshold	40th %ile	11.6%	25%
	50th %ile	12.3%	50%
Target	65th %ile	15.5%	100%
	70th %ile	16.1%	150%
Maximum	80th %ile	16.6%	200%
2024 Actual	100th %ile	23.2%	200%

Lincoln Electric’s three-year average ROIC for Compensation Purposes, as compared to its peer group, was at the 100th percentile, which generated a 100% of target payout for this metric after accounting for the weighting of the financial metric.

The following chart shows the target and maximum number of shares of common stock that may be issued for the 2022 to 2024 Performance Shares based on actual performance. Combining the payouts for both metrics, the resulting final payout for the 2022 to 2024 Performance Shares was 169.2% of the target award opportunity.

NEO	Target Award Opportunity (# of shares)	Maximum Award Opportunity Based on Thresholds (# of shares)	Actual Performance Share Payout %	Actual Award (# of shares)
Steven B. Hedlund	2,660	5,320	169.2%	4,500
Gabriel Bruno	2,966	5,932	169.2%	5,018
Christopher L. Mapes	14,341	28,682	169.2%	24,264
Jennifer I. Ansberry	1,809	3,618	169.2%	3,060
Michele R. Kuhrt	1,304	2,608	169.2%	2,206

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2024-2026 PERFORMANCE SHARES

In August 2023, in conjunction with the announced CEO transition plan, the LTI targets for Mr. Mapes was reduced to $5,643,200 for his role as Executive Chair and the LTI targets for Mr. Hedlund was increased to $4,787,100 for his role as CEO, effective January 1, 2024. In evaluating 2024 long-term incentive compensation (at the beginning of 2024), the Committee reviewed 2023 compensation versus the competitive benchmarks. The Committee concluded that overall the long-term incentive compensation program for the NEOs remained within the competitive benchmark. Excluding Mr. Mapes and Mr. Hedlund, the Committee adjusted 2024 long-term incentive compensation opportunities for the NEOs on average 4.2%, placing their LTI targets above the 50th percentile, however still within the competitive framework. All of these awards are subject to our Recovery of Funds Policy, which is discussed below.

The Performance Shares financial metrics for the 2024 to 2026 performance cycle remained consistent with prior years: 50% is based on the growth in Adjusted Net Income for Compensation Purposes over the 3-year performance period and 50% is based on our 3-year average ROIC for Compensation Purposes relative to our proxy peer group. Additionally, the performance ranges for the 2024 to 2026 performance cycle align with the ranges outlined above in analysis of the actual Performance Share payout for the 2022 to 2024 Performance Share cycle. For more information about the quantities of the 2024 stock option, RSU and Performance Share awards actually granted to the NEOs, see the 2024 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2024 Fiscal Year-End table (and their related narrative disclosure) below.

2025 EXECUTIVE COMPENSATION ACTIONS

The Committee annually considers the overall design of our executive compensation program, aiming to achieve alignment with shareholder interests and our pay for performance philosophy. The Committee also reviews prevailing best practices across our industry and the broader market. Significant consideration is also given to shareholder feedback, including the say-on-pay vote. With the recent CEO transition and the transition to a new independent compensation consultant in 2024, the Committee undertook a holistic review of our executive compensation program to help ensure it meets the objectives noted above. Based on this review, the following program design changes were made for 2025:

Compensation Element	2024 Design		2025 Design		Rationale for Change
Short-Term Incentive Plan
Financial Metrics	100% Overall Weighting	- 50% Adjusted EBITB - 25% AOWC/ Sales - 25% Revenue	80% Overall Weighting	- 60% Adjusted EBITB - 20% AOWC/ Sales

•    Continued focus on profitability and working capital efficiency to maximize cash flow generation remain priorities

•    Revenue, as a primary incentive plan metric, was moved to Long-term Incentive Plan. Short-term revenue goals remain which impact EBITB

Non-Financial Metrics	Individual Performance Modifier		20% Strategic Goals Weighting

•    The implementation of team-oriented strategic objectives will encourage heightened focus on achieving the near-term building blocks of our long-term strategic priorities. For 2025, these will include objectives tied to Safety, Growth, Productivity, Teamwork and Talent strategic initiatives

			Individual Performance Modifier		• Continued use of an individual performance modifier will allow for payout differentiation, when warranted

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Long-Term Incentive Plan
Equity Vehicles	- 33.3% Performance Shares - 33.3% Stock Options - 33.3% RSUs	- 50% Performance Shares - 25% Stock Options - 25% RSUs

•    Additional emphasis on Performance Shares more closely aligns with predominant market practice and enhances line-of-sight and accountability on our leadership team to achieve our stated financial objectives

•    Continued use of stock options will help align our executives with shareholder interests (i.e., stock price appreciation)

•    Continued use of RSUs will aid in retention

Vesting Provisions	- 3-year ratable (annual) vesting for Stock Options - 3-year cliff vesting for RSUs - 3-year cliff vesting for Performance Shares	- 3-year ratable (annual) vesting for both Stock Options and RSUs - 3-year cliff vesting for performance shares	• With the change in RSU vesting to 3-year ratable (annual) vesting, our vesting provisions will more closely align with peer and broader market practices, increasing our ability to attract and retain top talent
Performance Share Metrics	- 50% Adjusted Net Income Growth - 50% Relative ROIC	- 50% Net Sales Growth - 50% Adjusted Operating Income Margin Expansion - Total Payout Subject to an Absolute ROIC “governor”

•    We believe revenue (“Net sales”) growth is a key driver to long-term growth and better to measure over a longer-term (i.e., 3-year)

•    The use of margin expansion aligns with our stated long-term strategy to enhance profitability through operational excellence and a focus on higher margin business

•    To completement growth and profit margin expansion targets, the executive team is expected to maintain top quartile ROIC performance otherwise payout under the plan will be capped; which is designed to drive long-term shareholder value

In evaluating 2025 compensation (at the beginning of 2025), the committee reviewed 2024 compensation versus the competitive benchmarks in consultation with Meridian. For 2025, base salary for our continuing NEOs increased on average 3.1%. The 2025 EMIP annual bonus targets for our continuing NEOs were unchanged. Long-term annual incentive targets for the continuing NEOs increased on average 9.6%. Collectively, total direct compensation for our NEOs falls within the competitive range of the benchmark.

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Other Arrangements, Policies and Practices

OVERVIEW OF BENEFITS

We intend to provide a competitive group of benefits for all of our employees targeted at the 50th percentile of the market. Some aspects of our benefit programs are considered non-traditional due to their relationship with our pay for performance and incentive-based philosophies. For example, the premiums for Lincoln Electric-provided medical coverage are primarily paid by employees, including the NEOs, on a pre-tax basis. Premiums for dental coverage, which is a voluntary benefit, are 100% paid by employees. Life insurance coverage paid fully by Lincoln Electric is set at $50,000 per employee, including the NEOs, although employees may purchase additional insurance at their own cost. The NEOs participate in this same cost-sharing approach. We attempt to balance our various non-traditional programs (such as those with a significant portion of the cost borne by the employee) with more traditional programs.

We also provide accidental death and dismemberment benefits to officers, due to the significant amount of travel required in their jobs. Under this program, the premiums of which are paid by the Company, a participant’s beneficiary would receive a payment of five times annual total cash compensation up to a maximum of $3,000,000 for executive officers and $2,000,000 for other officers upon an officer’s accidental death. The policy also provides dismemberment benefits of up to 100% of the death benefit in the event an officer is permanently and totally disabled as a result of an accident, and it provides for medical evacuation coverage in the event of an accident.

PERQUISITES

Consistent with our pay for performance philosophy, we offer limited perquisites. We pay for an annual physical for officers and other senior management to preserve our investment in them by encouraging them to maintain healthy lifestyles and be proactive in preventative care. We also make available financial planning services to certain officers, enabling them to concentrate on business matters rather than on personal financial planning. However, the cost of these financial planning services is included in the income of the participants. We also pay the cost of certain club dues for some officers to encourage social interaction with peers from other companies, local leadership in the community and to provide the ability to hold business meetings at a convenient offsite location. All personal expenses are borne entirely by the executive and the club dues are included in the income of the participants. Different perquisites are provided from time to time to non-U.S. based executives; however, they are customary and reasonable in nature and amount relative to local market practices (for example, a car lease). Company-paid travel expenses are primarily for business purposes, but occasionally spouses or other guests may accompany our executive officers on business trips. The aggregate incremental cost of such personal travel is attributed to the applicable NEO.

RETIREMENT PROGRAMS

Retirement benefits are provided to our NEOs through the following programs:

The Lincoln Electric Company Employee Savings Plan (401(K) Plan)

•	Each eligible employee of The Lincoln Electric Company and certain affiliate companies is eligible to receive up to 6% of annual compensation in Company contributions through:
•	matching employer contributions equal to 100% of contributions made to the 401(k) Plan, but not in excess of 3% of annual compensation; and
•	automatic employer contributions equal to 3% of annual compensation;
•	Matching and automatic contributions are 100% vested when made;
•	Certain employees affected by the cessation of accruals under the defined benefit pension plan that we previously maintained are also eligible to receive employer contributions equal to 6% of annual compensation for a minimum period of five years, up to the end of the year in which they complete 30 years of service; and
•	All of the NEOs deferred amounts under the 401(k) Plan in 2024.

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Restoration Plan

•	Created effective January 1, 2017, this unfunded plan is maintained primarily for the purpose of providing deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan;
•	Each participant’s account is credited each year with deferred amounts generally as follows:
•	matching employer contributions equal to 3% of annual compensation in excess of the Code Limit; and
•	non-elective employer contributions equal to 3% of annual compensation in excess of the Code Limit;
•	All amounts deferred are fully vested at all times;
•	Certain employees affected by the cessation of accruals under the defined benefit pension plan that we previously maintained are also eligible to receive employer contributions equal to 6% of annual compensation in excess of the Code Limit for a minimum period of five years, up to the end of the year in which they complete 30 years of service;
•	Upon a separation from service prior to age 55, distribution of the account will be made in a single lump sum on the first business day of the seventh month immediately following the separation from service;
•	Upon a separation from service on or after age 55, distribution of the account will be made or commence on the first business day of the seventh month immediately following the separation from service in the form of (1) a single lump sum payment; or (2) substantially equal annual installments over a period of at least two but not more than 15 years, as elected; and
•	All NEOs participated in the Restoration Plan in 2024.

Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan)

•	Participants can defer current income on a pre-tax basis, receiving tax-deferred returns on those deferrals
•	Up to 80% of base salary and/or annual bonus can be deferred; and
•	Up to 100% of RSUs or Performance Shares can be deferred;
•	For cash deferrals, 30 total investment options available, 29 of which mirror the funds available under the 401(k) Plan, plus the Moody’s Corporate Bond Average Index (which provides “above market” earnings as reported in the Summary Compensation Table);
•	RSUs and Performance Shares that are deferred are deemed invested in a Lincoln Electric Stock fund; these deferrals can be reallocated to other investment options on the later of 6 months after the date on which the amounts are allocated to the participant’s account or the date the participant has satisfied his or her stock ownership guidelines;
•	Plan includes a recovery of funds provision consistent with the requirements of Dodd-Frank;
•	Distributions are permitted in the event of a separation from service, disability, death, change in control or unforeseeable emergency;
•	Distributions can also be made at a specified time or under a fixed schedule;
•	Distributions may be made in a lump-sum, or by payment in five, ten or fifteen annual installments; and
•	As of December 31, 2024, there were 18 active employees eligible to participate in the Top Hat Plan.

More information on these programs can be found in the 2024 Deferred Compensation Benefits section.

CHANGE IN CONTROL ARRANGEMENTS

We have entered into change in control agreements with all of our continuing NEOs. The agreements are designed generally to help assure continued management in the event of a change in control of Lincoln Electric.

The change in control agreements are operative only if a change in control occurs and payments are made if the officer’s employment is terminated under certain circumstances (or if the officer terminates employment due to certain adverse employment changes). The agreements provide our NEOs with the potential for continued

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employment following a change in control, which helps to retain these executives and provide for management continuity in the event of an actual or threatened change in control of Lincoln Electric. They also help ensure that our executives’ interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. For a more detailed discussion of our change in control agreements, see Termination and Change in Control Arrangements below. Outside of these change in control agreements, we do not maintain written employment or other severance agreements for U.S.-based employees.

RECOVERY OF FUNDS POLICIES

We maintained a Clawback Policy during 2024 to comply with the requirements of new SEC regulations and Nasdaq listing standards. We also maintained a Supplemental Recovery of Funds Policy during 2024 that works in tandem with and as a supplement to the Clawback Policy. Our Clawback Policy and the Supplemental Recovery of Funds Policy are applicable to all of our executive officers, including our NEOs.

The Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, we may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation and Executive Development Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

The Supplemental Recovery of Funds Policy in general provides for compensation recovery on terms substantially similar to the Clawback Policy, but specifically for compensation that is not covered by or subject to the Clawback Policy (for example, that pre-dates the scope or effectiveness of the Clawback Policy). The Supplemental Recovery of Funds Policy is also triggered if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, and applies to our current or former executive officers and their incentive-based compensation (as described above) received during an applicable three-year recovery period.

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INSIDER TRADING POLICY AND ANTI-HEDGING/PLEDGING POLICY

We maintain an insider trading policy applicable to our Directors, executive officers and other employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including Nasdaq rules, in connection with the purchase, sale, and or other dispositions of Company securities or the securities of other companies with which we do business.

Consistent with our philosophy to encourage long-term investment in our common stock, our Directors, executive officers and certain other employees are prohibited from engaging in any speculative transactions involving our securities, including buying or selling puts or calls, or engaging in any derivative or hedging transaction that has the effect of limiting or hedging economic exposure with respect to such person’s position in our securities, short sales and margin purchases. In addition, our insider trading policy prohibits future pledging of Lincoln Electric securities by our Directors, executive officers and certain other employees. There are no pledges of our common stock in place for any of our Directors or executive officers.

STOCK OWNERSHIP GUIDELINES

In keeping with our philosophy that officers should maintain an equity interest in Lincoln Electric, we have stock ownership guidelines for officers. The guidelines were reviewed in 2021 and no changes were recommended based on a review of our peer group. Under the current guidelines, our officers are required to own and hold a certain number of our common shares, currently at the levels set forth in the table below:

Executive Group	Ownership Guideline
Chief Executive Officer[1]	5 times base salary
Executive Vice Presidents[2]	3 times base salary
Senior Vice Presidents and all other Executive Officers[3]	2 times base salary

1	Mr. Hedlund.
2	Includes Mr. Bruno, Ms. Ansberry, Ms. Kuhrt and one other EMIP participant.
3	Includes Mr. Mapes and other EMIP participants.

Each officer has five years to satisfy his or her applicable stock ownership guideline. An officer must satisfy the applicable stock ownership guideline before he or she is permitted to sell shares, including shares issued as a result of RSUs vesting or Performance Shares vesting (other than shares withheld to cover taxes) and shares obtained from the exercise of stock options (other than shares withheld to cover exercise cost and taxes). Unless an officer is promoted into a higher guideline level, the stock ownership guideline will reset every 5 years utilizing updated base pay and stock price information. RSU awards count towards an officer’s stock ownership amount, however common shares underlying stock options, Performance Shares and shares held in another person’s name (including a relative) do not. As of December 31, 2024, all of our NEOs met the applicable stock ownership guidelines.

POLICIES AND PRACTICES REGARDING THE GRANT OF STOCK OPTIONS

Under the Company’s policies and practices, while the Committee does not have predetermined fixed dates upon which grants must be made, stock options (including those granted to our NEOs) are generally granted as part of annual award opportunities at a regularly scheduled Committee meeting or via a unanimous written consent executed by the Committee during January or February of each year. Such Committee meetings are generally scheduled at least one year in advance. Grants for any new hire or promoted employee who would otherwise receive a relevant grant of stock options after such February grant date in any year are generally made on an ad hoc basis, from time to time as determined by the Committee, as needed under the particular circumstances of such new hire or promotion, and at a special Committee meeting or via unanimous written consent of the Committee. All such stock options are generally granted under a shareholder-approved plan and with an exercise price equal to the closing market price of the Company’s common shares on the date of grant.

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As a general matter, the Committee does not take material nonpublic information into account when determining the timing and terms of such stock option awards. Due to the grant timing described above, grants may be made both during or outside of open trading windows. This grant timing is used to provide for a routine and regular grant practice regarding all employees’ stock options, and in order to make sure that the existence (or lack thereof) of material nonpublic information is not a factor in decisions about the timing or size of stock option grants. In this sense, the Committee acts in a neutral manner with respect to the existence (or lack thereof) of material nonpublic information when making stock option grants. In 2024, stock option grants were made at times that did not trigger proxy statement disclosure of such grants under certain new disclosure requirements in Regulation S-K Item 401(x)(1), and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material nonpublic information.

DEDUCTIBILITY OF COMPENSATION

Our general philosophy has historically been to qualify future compensation for tax deductibility wherever applicable and appropriate. Although a portion of the amount we recorded as compensation to our NEOs in 2024 was non-deductible, this did not have a significant impact to our income tax position.

As part of the 2017 Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) was generally eliminated, and the limitation on deductibility generally was expanded to include all NEOs (as well as certain former officers). As a result of the Tax Reform Act, after 2017 and subject to certain grandfathered provisions, we are no longer able to deduct any compensation paid to our NEOs in excess of $1 million.

COMPENSATION COMMITTEE REPORT

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management and, based on this review and discussion, recommended to the Board of Directors that it be included in our Annual Report on Form 10-K for the year ended December 31, 2024 and this Proxy Statement.

By the Compensation and Executive Development Committee:

Michael F. Hilton CHAIR	Marc A. Howze	Kathryn Jo Lincoln	Phillip J. Mason	Kellye L. Walker

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Executive Compensation Tables

SUMMARY OF 2024 COMPENSATION ELEMENTS

		Purpose	Financial Metrics Used	When the 2024 Amount Was Set	The Period to Which the Amount Relates	Where Reported in the SCT[1]
Short-Term	Base Pay	Rewards responsibility, experience and individual performance	—	Beginning of 2024	2024	Salary column
	Annual Bonus (EMIP)	Rewards strong annual financial results and individual performance	Adjusted Revenue[2], EBITB[2] and AOWC/Sales[2]	Beginning of 2024	2024 Performance	Non-Equity Incentive Plan Compensation column
Long-Term	Stock Options	Rewards the creation of shareholder value	—	Beginning of 2024	2024 Based Award	Option Awards column
	RSUs	Rewards the creation of shareholder value and strong long-term financial results	—	Beginning of 2024	2024 Based Award	Stock Awards column
	Performance Shares	Rewards the creation of long-term growth and the efficient use of capital	Adjusted Net Income[2] Growth and ROIC[2]	Beginning of 2024	2024 through 2026 Performance	Stock Awards column
Both	Benefits other than Pension	Includes 401(k) contributions, Restoration Plan contributions, insurance and standard expatriate benefits	—	Various	2024	All Other Compensation column
	Pension Benefits	Includes above-market earnings in the Top Hat Plan	—	Various	For above-market earnings, shows 2024 amounts	Change in Pension Value and Nonqualified Deferred Compensation Earnings column
	Perquisites	Meets specific business needs—includes financial planning, annual physical and certain club dues	—	Various	2024	All Other Compensation column

1	Summary Compensation Table.
2	Financial metrics used for compensation purposes are defined in Appendix A.

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2024 SUMMARY COMPENSATION TABLE

This table details total compensation for our NEOs for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
Steven B. Hedlund Chair, President and Chief Executive Officer	2024	1,010,000	3,306,208	1,595,709	975,357	—	469,383	7,356,657
	2023	798,833	1,469,165	980,006	1,890,704	—	194,930	5,333,638
	2022	564,584	962,817	340,000	1,317,851	—	186,452	3,371,704
Gabriel Bruno Executive Vice President, Chief Financial Officer and Treasurer	2024	580,000	932,634	450,026	386,280	591	203,515	2,553,046
	2023	540,000	852,046	420,001	979,026	678	197,964	2,989,715
	2022	500,000	759,474	379,178	975,000	643	159,464	2,773,759
Christopher L. Mapes Executive Chair (Retired)	2024	553,800	3,897,502	1,881,054	490,232	76,829	226,609	7,126,026
	2023	1,107,600	4,196,532	2,068,853	2,777,943	138,395	320,347	10,609,670
	2022	1,065,000	3,672,156	1,833,338	3,088,500	185,377	252,107	10,096,478
Jennifer I. Ansberry Executive Vice President, General Counsel and Secretary	2024	505,000	552,764	266,680	302,697	—	167,920	1,795,061
	2023	468,000	524,038	258,324	731,351	—	158,939	2,140,652
	2022	432,500	463,212	231,242	684,000	—	130,901	1,941,855
Michele R. Kuhrt Executive Vice President, Chief Transformation Officer	2024	468,000	397,160	191,686	262,857	—	153,230	1,472,933
	2023	451,000	380,096	187,330	689,797	—	170,874	1,879,097
	2022	438,000	333,902	166,665	830,000	—	131,282	1,899,849

1	The amounts reported for 2024 reflect the grant date fair value under FASB ASC Topic 718 for the RSU, Performance Share and stock option awards in 2024. The grant date fair value disclosed for Performance Share awards is based on target performance. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2024 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2025.

The amounts shown for stock awards for 2024 represent RSU awards as follows: Mr. Hedlund $1,653,104, Mr. Bruno $466,317, Mr. Mapes $1,948,751, Ms. Ansberry $276,382, and Ms. Kuhrt $198,580. The amounts shown also include Performance Shares at target as follows: Mr. Hedlund $1,653,104, Mr. Bruno $466,317, Mr. Mapes $1,948,751, Ms. Ansberry $276,382, and Ms. Kuhrt $198,580.

The maximum Performance Share award amount with respect to each of the NEOs for 2024 is shown in the table below. The amounts reported reflect the grant date fair value under FASB ASC Topic 718 for the Performance Share awards based on maximum performance.

Name	Year	Maximum Payout (# of Performance Shares)	Maximum Grant Date Fair Value Payout
Steven B. Hedlund	2024	13,386	3,306,208
Gabriel Bruno	2024	3,776	932,634
Christopher L. Mapes	2024	15,780	3,897,502
Jennifer I. Ansberry	2024	2,238	552,764
Michele R. Kuhrt	2024	1,608	397,160

2	The amounts shown for 2024 represent payments under our annual bonus (EMIP).

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3	The amounts shown for 2024 represent the difference in earnings under the Moody’s Corporate Bond Index fund in our Top Hat Plan and a hypothetical rate.

2024 INCREASE IN PENSION VALUE & PREFERENTIAL EARNINGS (TOP HAT PLAN)
Name	Difference in 2024 Earnings Credited in the Top Hat Plan ($)	Moody’s Corporate Bond Index Earnings ($)	Hypothetical Market Rate ($)*
Steven B. Hedlund	—	—	—
Gabriel Bruno	591	9,922	9,331
Christopher L. Mapes	76,829	1,939,941	1,863,112
Jennifer I. Ansberry	—	—	—
Michele R. Kuhrt	—	—	—

*	This rate is specified by the SEC rules for proxy disclosure purposes and is based on 120% of the applicable federal long-term rate, compounded monthly for 2024.
4	The amounts shown for 2024 are comprised of the following:

2024 ALL OTHER COMPENSATION
	Other Benefits and Perquisites*
Name	Company Retirement Contributions ($)[a]	Travel Insurance Premiums ($)	Financial Planning ($)	Physical Examination ($)	Club Dues ($)	Travel and Other Personal Benefits ($)[b]	Standard Expatriate Benefits ($)[c]	Total All Other Compensation ($)
Steven B. Hedlund	174,042	454	13,415	3,844	18,602	7,122	251,904	469,383
Gabriel Bruno	187,083	454	13,428	2,550	—	—	—	203,515
Christopher L. Mapes	199,905	454	14,935	169	11,146	—	—	226,609
Jennifer I. Ansberry	148,362	454	16,545	2,559	—	—	—	167,920
Michele R. Kuhrt	138,936	454	13,671	169	—	—	—	153,230

*	The methodology for computing the aggregate incremental cost for the amounts is below:
a	Includes amounts contributed to both the 401(k) Plan and the Restoration Plan
b	Includes the aggregate incremental cost of personal travel expenses attributable to the NEOs.
c	The expatriate benefits shown relate to tax equalization benefits on trailing equity income associated with Mr. Hedlund’s previous international assignment. The amount paid in Pound Sterling was converted to U.S. dollars using the spot rate of £1.28 to $1.00 at the time the payment was made.

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EXECUTIVE COMPENSATION

2024 GRANTS OF PLAN-BASED AWARDS

The following table provides information relating to plan-based awards granted in 2024 to our NEOs.

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold [$]	Target [$]	Maximum [$]	Threshold [#]	Target [#]	Maximum [#]
Steven B. Hedlund	EMIP	2/20/2024	0	1,464,500	2,929,000
	Options	2/20/2024								24,108	246.99	1,595,709
	RSUs	2/20/2024							6,693			1,653,104
	PSUs	2/20/2024				0	6,693	13,386				1,653,104
Gabriel Bruno	EMIP	2/20/2024	0	580,000	1,160,000
	Options	2/20/2024								6,799	246.99	450,026
	RSUs	2/20/2024							1,888			466,317
	PSUs	2/20/2024				0	1,888	3,776				466,317
Christopher L. Mapes	EMIP	2/20/2024	0	803,000	1,606,000
	Options	2/20/2024								28,419	246.99	1,881,054
	RSUs	2/20/2024							7,890			1,948,751
	PSUs	2/20/2024				0	7,890	15,780				1,948,751
Jennifer I. Ansberry	EMIP	2/20/2024	0	454,500	909,000
	Options	2/20/2024								4,029	246.99	266,680
	RSUs	2/20/2024							1,119			276,382
	PSUs	2/20/2024				0	1,119	2,238				276,382
Michele R. Kuhrt	EMIP	2/20/2024	0	430,560	861,120
	Options	2/20/2024								2,896	246.99	191,686
	RSUs	2/20/2024							804			198,580
	PSUs	2/20/2024				0	804	1,608				198,580

1	The performance-based amounts shown represent the range of cash payouts (from zero to the maximum amount listed) for 2024 under the EMIP. Payments are based on the achievement of company financial performance and the NEO’s individual performance. Target awards are set by the Committee in the first quarter each year. Actual payment amounts are determined by the Committee in the first quarter of the following year. The targets shown above are pursuant to the Annual Bonus (EMIP) Formula described in the CD&A (which allows for potential payouts of up to 200% of target).
2	These columns show the potential number of shares of our common stock to be paid out to our NEOs under our Performance Shares (PSUs) at threshold, target and maximum performance. The measures and potential payouts are described in more detail in the CD&A. The grant date fair value, based on target performance for PSUs, is included in the “Stock Awards” column of the Summary Compensation Table. The PSUs generally vest based on performance during the applicable performance period. Dividend equivalents are sequestered by us until the shares underlying the PSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the PSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of PSUs who participate in our EMIP bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their PSUs under our Top Hat Plan—see the 2024 Nonqualified Deferred Compensation section for a description of this plan.
3	The RSUs generally vest upon the recipient remaining in continuous employment for three years from the date of grant and are paid out in our common stock. Dividend equivalents are sequestered by us until the shares underlying the RSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the RSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of RSUs who participate in our EMIP bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their RSUs under our Top Hat Plan—see the 2024 Nonqualified Deferred Compensation section for a description of this plan.

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4	The stock options were granted at the closing price of our common shares on the date of the grant. All stock options are non-qualified for tax purposes. We value stock options using the Black-Scholes valuation method. The stock options generally vest over a three-year period (in equal annual increments). All stock options have 10-year terms.
5	The amounts shown represent the fair value of the RSU awards, the stock option grants and the PSU awards (at target) calculated in accordance with FASB ASC Topic 718 as of the date of the grant. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share of the stock option at the time of exercise. The actual amount realized upon vesting of RSUs will depend upon the market price of our common shares at the time of vesting. The actual number and value of PSUs earned will be based upon our actual performance during the three-year long-term incentive plan cycle and the market price at time of vesting. There is no assurance that the hypothetical full values of the awards reflected in this table will actually be realized.

NARRATIVE DISCLOSURE REGARDING 2024 SUMMARY COMPENSATION TABLE AND 2024 GRANTS OF PLAN-BASED AWARD TABLE

The following highlights the salary and annual bonus percentages of total compensation reported in the 2024 Summary Compensation Table, based on the value of 2024 base salary and 2024 actual annual bonus (EMIP) for each of our NEOs:

Name	% of Base Salary and Annual Bonus To Total Compensation
Steven B. Hedlund	27.0%
Gabriel Bruno	37.8%
Christopher L. Mapes	14.7%
Jennifer I. Ansberry	45.0%
Michele R. Kuhrt	49.6%

The above percentages were based, in each case, on the value of the executive’s 2024 base salary and 2024 actual EMIP (or annual bonus). For information regarding the amount of salary and annual bonus compensation in proportion to total compensation, see the “Our Compensation Philosophy” section of the CD&A. Further, the grants made in 2024 to the NEOs are described more fully in the CD&A, and information about the change in control severance agreements and the amounts payable to the NEOs pursuant to those arrangements is provided under the section titled “Termination and Change in Control Arrangements” in this Proxy Statement.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       81

EXECUTIVE COMPENSATION

Holdings of Equity-Related Interests

The following provides information relating to exercisable and unexercisable stock options, RSUs and Performance Shares at December 31, 2024.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[3]
Steven B. Hedlund	4/24/2013	—	—	—	—	2,748	515,168	—	—
	2/21/2018	9,313	—	90.70	2/21/2028	—	—	—	—
	2/18/2019	11,741	—	88.44	2/18/2029	—	—	—	—
	2/19/2020	12,837	—	89.63	2/19/2030	—	—	—	—
	2/17/2021	13,921	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	8,290	4,146	128.03	2/16/2032	2,660	498,670	—	—
	5/9/2022	—	—	—	—	2,061	386,376	—	—
	2/15/2023	3,461	6,924	175.97	2/15/2033	2,767	518,729	5,534	1,037,459
	8/1/2023	3,075	6,152	200.14	8/1/2033	2,475	463,988	—	—
	2/20/2024	—	24,108	246.99	2/20/2034	6,693	1,254,737	13,386	2,509,473
Gabriel Bruno	4/24/2013	—	—	—	—	2,303	431,743	—	—
	2/18/2019	6,682	—	88.44	2/18/2029	—	—	—	—
	2/19/2020	7,305	—	89.63	2/19/2030	—	—	—
	2/17/2021	17,473	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	9,246	4,623	128.03	2/16/2032	2,966	556,036	—	—
	2/15/2023	3,029	6,058	175.97	2/15/2033	2,421	453,865	4,842	907,730
	2/20/2024	—	6,799	246.99	2/20/2034	1,888	353,943	3,776	707,887
Christopher L. Mapes	2/17/2021	81,413	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	67,057	—	128.03	2/16/2032	—	—	—	—
	2/15/2023	44,761	—	175.97	2/15/2033	—	—	23,848	4,470,785
	2/20/2024	28,419	—	246.99	2/20/2034	—	—	15,780	2,958,277
Jennifer I. Ansberry	2/19/2020	11,124	—	89.63	2/19/2030	—	—	—	—
	2/17/2021	7,104	3,553	114.27	2/17/2031	—	—	—	—
	2/16/2022	5,638	2,820	128.03	2/16/2032	1,809	339,133	—	—
	2/15/2023	1,863	3,726	175.97	2/15/2033	1,489	279,143	2,978	558,286
	2/20/2024	—	4,029	246.99	2/20/2034	1,119	209,779	2,238	419,558
Michele R. Kuhrt	2/18/2019	5,514	—	88.44	2/18/2029	—	—	—	—
	2/19/2020	7,118	—	89.63	2/19/2030	—	—	—	—
	2/17/2021	7,358	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	4,064	2,032	128.03	2/16/2032	1,304	244,461	—	—
	2/15/2023	1,351	2,702	175.97	2/15/2033	1,080	202,468	2,160	404,935
	2/20/2024	—	2,896	246.99	2/20/2034	804	150,726	1,608	301,452

1	Stock options generally vest in three equal annual installments, commencing on the first anniversary of the date of the grant.
2	Amounts shown in this column represent RSU awards. The RSU awards generally vest in full three years from the date of grant. The RSU awards granted to Mr. Bruno and Mr. Hedlund in 2013 vests over seven years following each of their attainment of age 55.
3	The amounts shown in these columns represent the value of RSU and Performance Share awards granted pursuant to our 2006 Equity and Performance Incentive Plan, and our 2015 and 2023 Equity and Incentive Compensation Plans. Value is calculated using the close price of our common stock as of December 31, 2024 (the last trading day of 2024) of $187.47.

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EXECUTIVE COMPENSATION

4	The 2023 and 2024 Performance Shares are shown at maximum payout (200% of the target award) because the target performance level would be exceeded based on performance through December 31, 2024. The payout can range from 0 to 200% of the target and is based upon performance during the three-year cycle ending on December 31 of the second year following the year in which the Performance Shares were granted, as determined by the Committee. Earned Performance Shares are generally settled in shares in the early part of the following year. See the CD&A on how Performance Share payouts are determined.

2024 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on stock options exercised, as well as RSUs and Performance Shares that vested during 2024.

Name	Option Awards[1]		Stock Awards[2]
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven B. Hedlund	—	—	6,181	1,805,237
Gabriel Bruno	12,820	2,052,026	8,865	2,010,730
Christopher L. Mapes	225,749	35,841,150	73,662	15,544,981
Jennifer I. Ansberry	—	—	3,804	1,149,504
Michele R. Kuhrt	3,954	645,255	2,902	813,220

1	The number of shares acquired on exercise reflects the gross number of shares acquired, without considering any shares that were withheld to pay the option exercise price and/or to satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.
2	The number of shares acquired on vesting reflects the gross number of shares acquired, without considering any shares that were withheld to satisfy tax withholding requirements. The value realized on vesting for RSUs represents the gross number of shares acquired, multiplied by the closing price of our common stock on each applicable vesting date, plus the value of dividend equivalents. The value realized on vesting for Performance Shares represents the gross number of shares acquired, relative to the 2022-2024 performance cycle that was considered earned as of December 31, 2024 but paid out in March 2025, multiplied by the closing price of our common stock on such date, plus the value of dividend equivalents. Amounts are not reduced to reflect any elections by our NEOs to defer receipt of Performance Shares award payouts into our Top Hat Plan: Mr. Bruno, 5,018 Performance Shares and $39,291 in dividend equivalents deferred. For more information about this deferral program, see the CD&A in the “Overview of Benefits” section.

2024 DEFERRED COMPENSATION BENEFITS

We maintain two nonqualified deferred compensation plans in which our NEOs are eligible to participate.

Deferred Compensation Plan (Top Hat Plan)

Our Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan) is designed to be a “top-hat” plan that complies with Section 409A of the Internal Revenue Code. Participation is limited to management and highly compensated employees as approved by the Committee. A summary of the Top Hat Plan is provided in the CD&A in the “Other Arrangements, Policies and Practices” section.

Restoration Plan

Our Restoration Plan is designed to provide deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan. A summary of the Restoration Plan is provided in the CD&A in the “Other Arrangements, Policies and Practices” section.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       83

EXECUTIVE COMPENSATION

2024 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table reflects any NEO contributions and Company contributions for 2024 to our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)[1]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)[2]
Steven B. Hedlund	Top Hat Plan	—	—	7,196	—	68,882
	Restoration Plan	—	153,342	91,095	—	666,024
Gabriel Bruno	Top Hat Plan	—	1,708,967[3]	(662,949)[4]	—	3,169,945[5]
	Restoration Plan	—	145,683	86,308	—	859,055
Christopher L. Mapes	Top Hat Plan	—	—	1,181,831[6]	—	42,126,216
	Restoration Plan	—	179,205	274,607	—	2,065,147
Jennifer I. Ansberry	Top Hat Plan	—	—	—	—	—
	Restoration Plan	—	106,962	117,862	—	820,613
Michele R. Kuhrt	Top Hat Plan	—	—	—	—	—
	Restoration Plan	—	97,536	37,646	—	650,002

1	Amounts reported with respect to the Restoration Plan are included in compensation for 2024 in the “All Other Compensation” column of the Summary Compensation Table above and are described in its footnotes.
2	The portions of the amount reported that relate to deferral contributions in prior years have all been reported in the Summary Compensation Table in those years to the extent the individual was a NEO for those years.
3	Represents 6,542 Performance Shares and $46,056 in cash attributable to dividend equivalents that vested during 2024 and were deferred into the Top Hat Plan.
4	Of the amount reported, $591 is included as compensation for 2024 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.
5	Includes 15,762 Performance Shares that vested historically and were deferred into the Top Hat Plan.
6	Of the amount reported, $76,829 is included as compensation for 2024 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.

84       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Termination and Change in Control Arrangements

The Key Compensation Programs table below highlights the standard benefits and payments available to NEOs in the event of a termination of employment and/or a change in control. The Termination and Change in Control Table below reflects the estimated additional amounts of compensation each NEO would receive in the event of a termination of employment and/or a change in control. Termination events include: a voluntary termination by the executive; normal retirement of the executive; an involuntary, not-for-cause termination by Lincoln Electric; a for-cause termination by Lincoln Electric; a termination upon a change in control; and a termination due to death or disability. In addition, estimated additional compensation amounts are shown in the event of a change in control without termination of employment. The amounts shown assume that each event occurred on December 31, 2024, the last business day of the calendar year.

TERMINATION OF EMPLOYMENT

No written agreements exist that provide additional payments to a NEO in the event of a voluntary termination of employment with Lincoln Electric or a termination of employment initiated by Lincoln Electric (whether for cause or not). We do not have employment agreements or severance agreements, except for our change in control severance agreements described below.

Pursuant to our standard employment policies, upon termination of employment, a NEO would be entitled to receive the same benefits and payments that are generally available to salaried employees:

•	Earned but unpaid base pay, up to the date of termination;
•	Earned and unused paid time off, up to the date of termination;
•	Vested amounts held in the executive’s account under our 401(k) Plan;
•	Amounts held in the executive’s account under our Top Hat Plan (based on the executive’s election); and
•	Amounts held in the executive’s account under our Restoration Plan.

CHANGE IN CONTROL

We have entered into change in control severance agreements with our NEOs. Pursuant to our change in control severance agreements, in the event of a “change in control,” if the NEO’s employment is terminated without “cause” (as defined in the change in control severance agreement) or the NEO terminates employment for “good reason” (as defined in the change in control severance agreement) during the severance period (as described below) (or for certain other employment terminations prior to and related to the change in control, as described in the change in control severance agreement), we will make severance payments and provide certain benefits as indicated in the Key Compensation Programs table below.

The severance period commences on the date of the first occurrence of a change in control and ends on the earlier of (a) the second anniversary of the change in control, or (b) the executive’s death. Our NEOs are required to abide by certain restrictive covenants and execute a release of claims in order to receive certain severance payments and benefits under the change in control severance agreements.

The following events in general would constitute a change in control:

•	Any individual, entity or group is or becomes the beneficial owner of 30% or more of the combined voting power of the then-outstanding voting stock of Lincoln Electric;	•	Certain reorganizations, mergers or consolidations, or the sale or other disposition of all or substantially all of the assets of Lincoln Electric, or certain other corporate transactions are consummated; or
•	A majority of the Board ceases to be comprised of incumbent Directors;	•	Approval by the shareholders of a complete liquidation or dissolution of Lincoln Electric.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       85

EXECUTIVE COMPENSATION

KEY COMPENSATION PROGRAMS

	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause	Normal Retirement[1]	Change in Control (with Termination)[2]	Change in Control (No Termination)	Death or Disability
Severance	None	Company has discretion	None	Lump-sum payment equal to the sum of base pay and bonus as described in the severance agreement times three for the CEO and times two for other NEOs	None	None
Annual Bonus (EMIP)	Forfeited	Forfeited	Pro-rata portion of EMIP[3]	Pro-rata portion of EMIP payment equal to the greater of the actual or target amount	Pro-rata portion of EMIP payment equal to the greater of the actual or target amount	Pro-rata portion of EMIP[3]
Long-Term Incentive Plan (Performance Shares)	Forfeited	Forfeited	Full vesting of Performance Shares, based on actual performance	Accelerated vesting of Performance Shares at target (or the greater of target or actual for awards granted since 2024), if replacement award provided and subsequent qualifying termination

No accelerated vesting if replacement award provided and continued employment

Accelerated vesting of Performance Shares granted prior to the change in control at target (or the greater of target or actual for awards granted since 2024), if no replacement award provided

Accelerated vesting of Performance Shares at target
Stock Options	Unvested stock options forfeited Entitled to exercise vested stock options for a period of three months after termination[4,5]	Unvested stock options forfeited Entitled to exercise vested stock options for a period of three months after termination[4,5]	Accelerated vesting of any unvested stock options with right to exercise such vested options for the remaining period of the original 10-year term[5]

Accelerated vesting of unvested stock options, if replacement award provided and subsequent qualifying termination

Entitled to exercise vested stock options for the remaining period of the original 10-year term[5]

					No accelerated vesting if replacement award provided and continued employment Accelerated vesting of unvested stock options granted prior to change in control, if no replacement award provided	Accelerated vesting of unvested stock options Entitled to exercise stock options for a period of three years after death or disability[4,5]

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EXECUTIVE COMPENSATION

	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause	Normal Retirement[1]	Change in Control (with Termination)[2]	Change in Control (No Termination)	Death or Disability
RSUs	Forfeited	Forfeited	Accelerated vesting of RSU awards	Accelerated vesting of RSU awards, if replacement award provided and subsequent qualifying termination	No accelerated vesting if replacement award provided and continued employment Accelerated vesting of RSU awards granted prior to change in control, if no replacement award provided	Accelerated vesting of RSU awards
Outplacement	None	None	None	Maximum of $100,000 for CEO and $50,000 for the other NEOs	None	None
280G Treatment	N/A	N/A	N/A	6	N/A	N/A
Other	Continuing medical and/or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium	Continuing medical and/or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium	Continuing medical and/or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium	Continuing medical insurance (102% of the premium paid by the executive) and life insurance for a period of three years following the NEO’s termination date[7]	7	Continuing medical and/ or dental coverage with 102% of the premium paid by the executive (or his or her surviving dependents)

1	Subject to any 409A deferred payment requirements. For purposes of the Annual Bonus (EMIP), Normal Retirement is defined as termination at or after age 60 and 5 years of service or at or after age 55 and 25 years of service. For purposes of Performance Shares, stock options and RSUs, commencing with awards granted in 2021, Normal Retirement is defined as termination at or after age 60 and 5 years of service or at or after age 55 and 15 years of service.
2	Provision applicable in the event of a termination without Cause or termination for Good Reason in connection with a Change in Control. With respect to Performance Shares, stock options and RSUs, such termination without Cause or termination for Good Reason must occur within a period of two years after the Change in Control (or in certain employment terminations prior to and related to the change in control) to receive the accelerated vesting treatment.
3	Based on the executive’s period of employment during the calendar year, subject to achievement of the applicable personal and financial goals.
4	After which time the vested stock options would expire.
5	Vested stock options canceled if the executive is terminated for cause or the executive engaged in competitive conduct within six months of termination.
6	Severance payments reduced to the 280G (excess parachute payment) safe harbor limit, unless the executive would achieve a better after-tax result paying the excise tax imposed on excess parachute payments. No payment, net of taxes, to compensate for any excise tax imposed.
7	Amounts and/or shares (from vested RSUs or Performance Shares) held in executives’ accounts under the Top Hat Plan automatically paid out.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       87

EXECUTIVE COMPENSATION

TERMINATION AND CHANGE IN CONTROL TABLE

The following table sets forth estimates of the potential incremental payments to each of our NEOs upon the specified termination events and upon a change in control, both with and without a qualified termination, assuming that each such event took place on the last business day of 2024.

The table does not quantify benefits under plans that are generally available to salaried employees that do not discriminate in favor of NEOs, including the 401(k) Plan, the health care plan and the life insurance plan.

The LTIP (Performance Shares) amounts include amounts for the 2023-2025 and 2024-2026 cycles, represented by the target amounts for the two cycles that were open as of the last business day of 2024. There is no amount included for either the 2024 Annual Bonus (EMIP) or the 2022-2024 cycle because both such awards were deemed to have been earned as of the last business day of the year.

The following table assumes, in the event of a change in control, replacement awards are provided pursuant to the 2015 and 2023 Equity and Incentive Compensation Plan’s respective Stock Option Agreement, Restricted Stock Unit Agreement, and Performance Share Agreement (“Agreements”). Pursuant to the Agreements, if the respective equity awards are not replaced, all outstanding equity awards will accelerate as of the closing date of the change in control. In the event of a change in control where no replacement awards are provided, the accelerated equity values are consistent with the accelerated equity values under Change in Control (Replacement Awards; Qualified Termination).

In addition, the table includes all equity that is accelerated as a result of termination but does not include the value of outstanding equity awards that have previously vested, such as stock options, which awards are set forth above in the Outstanding Equity Awards at December 31, 2024 table. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our change in control agreements, see the “Elements of Executive Compensation” discussion contained in the CD&A.

Under the normal retirement scenario, the retirement definition is either at or after age 60 and 5 years of service or at or after age 55 and 15 years of service, and, as of December 31, 2024, three NEOs were eligible for normal retirement under the equity awards. The Annual Bonus (EMIP) has a retirement definition of either at or after age 55 and 25 years of service or at or after age 60 and 5 years of service, under which two NEOs were eligible for normal retirement as of December 31, 2024. Additionally, our Executive Chair was also retirement eligible under both the equity awards and Annual Bonus (EMIP) when he retired on December 31, 2024, as described below. There are no amounts included in the retirement scenario below for the EMIP bonus as (due to calculation on the last business day of the year) it was deemed and assumed to have been fully earned. The amounts shown for the Performance Shares assumes performance at target, although actual payout upon retirement would be based on actual performance determined in the normal course.

	Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michele R. Kuhrt
Involuntary Termination/Termination without Cause before Normal Retirement:	N/A	N/A	N/A	N/A
Normal Retirement:	$5,736,990	$2,947,827	Not Eligible	$1,102,704
Performance Shares–Accelerated Vesting	$1,773,466	$ 807,808	N/A	$ 353,193
Stock Options–Accelerated Vesting	$ 326,017	$ 344,459	N/A	$ 151,856
RSUs–Accelerated Vesting	$3,637,507	$1,795,560	N/A	$ 597,655

88       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

	Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michele R. Kuhrt
Change in Control (Replacement Awards; Qualified Termination):	$ 11,989,379	$ 6,111,853	$ 4,002,759	$ 3,608,501
Severance	$ 7,842,831	$ 3,114,026	$ 2,425,351	$ 2,455,797
Annual Bonus (EMIP)	$ 0	$ 0	$ 0	$ 0
Performance Shares–Accelerated Vesting	$ 1,773,466	$ 807,808	$ 488,922	$ 353,193
Stock Options–Accelerated Vesting	$ 326,017	$ 344,459	$ 210,431	$ 151,856
RSUs–Accelerated Vesting	$ 3,637,507	$ 1,795,560	$ 828,055	$ 597,655
Outplacement Estimate	$ 100,000	$ 50,000	$ 50,000	$ 50,000
280G Cutback	$ (1,690,442)	$ 0	$ 0	$ 0
Change in Control (Replacement Awards; No Termination):	$ 0	$ 0	$ 0	$ 0
Annual Bonus (EMIP)	$ 0	$ 0	$ 0	$ 0
Performance Shares–Accelerated Vesting	$ 0	$ 0	$ 0	$ 0
Stock Options–Accelerated Vesting	$ 0	$ 0	$ 0	$ 0
RSUs–Accelerated Vesting	$ 0	$ 0	$ 0	$ 0
Death or Disability:	$ 5,736,990	$ 2,947,827	$ 1,527,408	$ 1,102,704
Performance Shares–Accelerated Vesting	$ 1,773,466	$ 807,808	$ 488,922	$ 353,193
Stock Options–Accelerated Vesting	$ 326,017	$ 344,459	$ 210,431	$ 151,856
RSUs–Accelerated Vesting	$ 3,637,507	$ 1,795,560	$ 828,055	$ 597,655

Mr. Mapes retired as Executive Chair from the Company on December 31, 2024. In connection with his retirement, Mr. Mapes received (or will receive) his already-earned and vested benefits that we were contractually required to pay to him as of such date. These benefits include payout of his actual 2024 EMIP payment, full vesting of his outstanding RSUs and stock options (and continued exercisability of such stock options for their full original term), continued vesting based on actual performance for his 2023 and 2024 Performance Shares grants, payment for his 2022 Performance Shares based on actual results, and continued COBRA medical and/or dental coverage, as described above.

Upon his retirement, Mr. Mapes received retirement benefits totaling an estimated $12,082,788, in accordance with the terms of the underlying compensation programs, as described in the “Key Compensation Programs” chart. This total includes the accelerated vesting of 80,613 stock options (intrinsic value of $1,676,081, based on the difference of the closing price of our stock on December 31, 2024, the date of retirement, and the stock option strike price), the accelerated vesting of 34,155 RSUs (intrinsic value of $6,603,752, representing the closing price of our stock on December 31, 2024, the date of retirement and accrued dividend equivalents) and the accelerated vesting of 19,814 Performance Shares (intrinsic value of $3,802,955, representing the closing price of our stock on December 31, 2024, the date of retirement, at target, and accrued dividend equivalents) under our standard vesting policies upon retirement.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       89

EXECUTIVE COMPENSATION

CEO Pay Ratio

For 2024, we estimate that the ratio of the annual total compensation of our CEO $7,356,657 which is the same amount reported for Mr. Hedlund in the 2024 Summary Compensation Table) to the annual total compensation of our median employee $49,013 is 150:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

In accordance with Item 402(u) of Regulation S-K, in calculating our CEO pay ratio for 2024, we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. As a result, we have used the same median employee for determining the 2024 CEO pay ratio as we used to calculate the CEO pay ratio for 2023.

In 2023, we determined our median employee based on total cash and equity compensation paid to our active employees as of October 1, 2023 for the period beginning on January 1, 2023. We included all full time, part time, seasonal and temporary employees, whether employed domestically or overseas and whether employed directly or by a consolidated subsidiary. Compensation for employees hired during 2023 was annualized for all employees other than temporary or seasonal employees (and full-time equivalencies were not created).

Annual total compensation for the median employee for 2024 was calculated using the same methodology used for our NEOs as set forth in the 2024 Summary Compensation Table. Of the employees that were identified as potential median employees, we selected an employee based in the U.S. that was representative of the largest portion of our workforce. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

90       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance

In accordance with Securities and Exchange Commission rules, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“non-PEO NEOs”) and certain measures of Company performance for the fiscal years listed below. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

PAY VERSUS PERFORMANCE DISCLOSURE TABLE

Year	Summary Compensation Table (SCT) Total for PEO 1[1] ($)	SCT Total for PEO 2[1] ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average SCT Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment Based on:[4]		Net Income ($ Millions)	ROIC for Compensation Purposes[5]
							Company TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	—	7,356,657	—	4,980,729	3,236,767	1,923,445	210.73	163.54	466	18.8%
2023	10,609,670	—	27,971,976	—	3,085,776	5,933,007	241.00	143.54	545	22.6%
2022	10,096,478	—	14,415,143	—	2,496,792	3,176,483	157.95	123.28	472	28.1%
2021	9,213,820	—	17,818,888	—	1,978,086	3,241,658	149.83	141.80	276	21.5%
2020	7,077,536	—	11,078,312	—	1,936,038	1,600,715	122.93	113.66	206	13.7%

1	Steven Hedlund was our PEO for 2024 (“PEO 2”). Christopher Mapes was our PEO for 2020 through 2023 (“PEO 1”). The individuals comprising the non-PEO NEOs for each year presented are listed below.

2024	2023	2022	2021	2020
Gabriel Bruno	Gabriel Bruno	Gabriel Bruno	Gabriel Bruno	Gabriel Bruno
Christopher L. Mapes	Steven Hedlund	Steven Hedlund	Steven Hedlund	Steven Hedlund
Jennifer Ansberry	Jennifer Ansberry	Jennifer Ansberry	Jennifer Ansberry	Jennifer Ansberry
Michele Kuhrt	Michele Kuhrt	Michele Kuhrt	Michele Kuhrt	Michele Kuhrt
George Blankenship
Vincent Petrella

2	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and may not necessarily reflect compensation actually earned, realized, or received by the Company’s PEOs and non-PEO NEOs. These amounts reflect the Summary Compensation Table Total column with certain adjustments. For 2024, these adjustments are as described in footnote 3 below. Please note that, while similar adjustment information was provided in our 2024 proxy statement for year 2023 and in our 2023 proxy statement for years 2020, 2021, 2022, under applicable SEC guidance, repeating such adjustment information is not required in this Proxy Statement because in our view it is not material to our shareholders’ understanding of the information reported in the table above for 2024 or the related disclosures provided below.
3	Compensation Actually Paid for 2024 (the most recent year included in the table above) reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid to PEO 2($)
2024	7,356,657	—	(4,901,917)	—	2,525,989	4,980,729

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       91

EXECUTIVE COMPENSATION

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	3,236,767	—	(2,142,377)	—	829,055	1,923,445

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for PEO 2 ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total—Inclusion of Equity Values for PEO 2 ($)
2024	3,395,295	(1,378,351)	—	509,045	—	2,525,989

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	858,759	(857,923)	598,869	229,350	—	829,055

4	The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the S&P 400 Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 400 Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5	We determined Return on Invested Capital (“ROIC”) for Compensation Purposes to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and non-PEO NEOs in 2024. More information on ROIC for Compensation Purposes can be found in Appendix A.

92       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY AND PEER GROUP TOTAL SHAREHOLDER RETURN (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR of the S&P 400 Index over the same period assuming initial investment of $100 on December 31, 2019.

PEO AND AVERAGE NON-PEO NEO COMPENSATION

ACTUALLY PAID VERSUS COMPANY TSR

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY NET INCOME

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our GAAP Net income during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS NET INCOME

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       93

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY ROIC FOR COMPENSATION PURPOSES

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and Company ROIC for Compensation Purposes (annual results) during the five most recently completed fiscal years.

PEO AND AVERAGE NON-PEO NEO COMPENSATION
ACTUALLY PAID VERSUS ROIC FOR COMPENSATION PURPOSES

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and our Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.

Return on Invested Capital (ROIC) for Compensation Purposes
Adjusted earnings before interest, taxes and bonus (EBITB)
Adjusted Revenue for Compensation Purposes (Adjusted Revenue)
Average operating working capital to net sales ratio (AOWC/Sales) for Compensation Purposes
Adjusted Net Income for Compensation Purposes

94       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

Security Ownership of Management

The following table sets forth certain information regarding ownership of shares of common stock of Lincoln Electric as of December 31, 2024 (except as otherwise indicated) by each of our Directors and NEOs, as well as our Directors and executive officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

RSUs and Performance Shares are generally not reflected in the table as there is no ability to acquire the shares attributable to them within 60 days of December 31, 2024. In addition, any vested RSUs and Performance Shares that are deferred into the Top Hat Plan or the Non-Employee Directors’ Deferred Compensation Plan are generally not reflected in the table as there is no ability to acquire the shares attributable to them within 60 days of December 31, 2024. The table includes shares that would be received upon the vesting of RSUs within 60 days of December 31, 2024.

BENEFICIAL OWNERSHIP TABLE

	Number of Shares of Lincoln Electric Common Stock Beneficially Owned[1]		Percent of Class
Directors
Brian D. Chambers	757	[2]	*
Curtis E. Espeland	17,424		*
N. Joy Falotico	—	[3]	*
Bonnie J. Fetch	—	[2]	*
Patrick P. Goris	600	[2]	*
Michael F. Hilton	6,294	[2]	*
Marc A. Howze	—	[2]	*
Kathryn Jo Lincoln	726,955	[2,4]	1.29%
Phillip J. Mason	7,804	[5]	*
Ben P. Patel	1,113	[2]	*
Kellye L. Walker	2,379	[2]	*
NEOs
Steven B. Hedlund	112,609	[6]	*
Gabriel Bruno	54,497	[7]	*
Christopher L. Mapes	266,839	[8]	*
Jennifer I. Ansberry	52,775	[9]	*
Michele R. Kuhrt	46,876	[10]	*
All Directors and Executive Officers as a group 21 persons	1,363,947	[11]	2.41%

*	Indicates less than 1%

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       95

SECURITY OWNERSHIP OF MANAGEMENT

1	Reported in compliance with the beneficial ownership rules of the SEC, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has, or shares, voting power or investment power over the security or has the right to acquire the security within 60 days of December 31, 2024. With respect to the NEOs and executive officers, the amounts reported do not include any Performance Shares that vested and paid out in March 2025, as the number of Performance Shares to be received by each executive officer was unknown within 60 days of December 31, 2024.
2	The following Directors had amounts deferred under the Non-Employee Directors’ Deferred Compensation Plan which is not reflected in the table above: Mr. Chambers 1,908 shares; Ms. Fetch 1,021 shares; Mr. Goris 6,881 shares; Mr. Hilton 5,900 shares; Mr. Howze 864 shares; Ms. Lincoln 6,881 shares; Dr. Patel 6,881 shares; Ms. Walker 1,738 shares.
3	Ms. Falotico was elected to the Board on February 19, 2025. In connection with Ms. Falotico’s election, she received an initial grant of 578 RSUs that will vest on the first anniversary of the date of grant.
4	Of the shares reported, 26,678 shares were held of record by a trust established by Ms. Lincoln, under which she has sole investment and voting power. The remaining 700,277 shares were held of record by The Lincoln Institute of Land Policy, of which Ms. Lincoln is the Chair, as to which shares Ms. Lincoln disclaims beneficial ownership. Ms. Lincoln has shared voting and shared investment power on these 700,277 shares.
5	The amount reported does not include 12,005 shares which were held of record by Mr. Mason’s spouse in the Paula J. Mason Trust, as to which shares Mr. Mason does not have beneficial ownership.
6	Of the shares reported, Mr. Hedlund held 31,667 shares of record, 748 shares of which are held in the Stock Purchase Plan, and 2,430 shares of which are held in the 401(k) Plan. Mr. Hedlund has or had the right to acquire 2,660 shares upon the vesting of RSUs within 60 days of December 31, 2024. Mr. Hedlund has or had the right to acquire 78,282 shares upon the exercise of stock options within 60 days of December 31, 2024.
7	Of the shares reported, Mr. Bruno held of record 907 shares, of which 277 shares are held jointly with spouse. Mr. Bruno has or had the right to acquire 2,966 shares upon the vesting of RSUs within 60 days of December 31, 2024. Mr. Bruno has or had the right to acquire 50,624 shares upon the exercise of stock options within 60 days of December 31, 2024. Mr. Bruno had 15,762 Performance Shares deferred under the Top Hat Plan which are not reflected in the above table.
8	Of the shares reported, Mr. Mapes held of record 45,189 shares. Mr. Mapes has or had the right to acquire 221,650 shares upon the exercise of stock options within 60 days of December 31, 2024. Mr. Mapes had 27,923 RSUs deferred under the Top Hat Plan which are not reflected in the above table.
9	Of the shares reported, Ms. Ansberry held of record 15,658 shares, 20 shares of which are held jointly with her spouse. Ms. Ansberry has the right to acquire 1,809 shares upon the vesting of RSUs within 60 days of December 31, 2024. Ms. Ansberry has or had the right to acquire 35,308 shares upon the exercise of stock options within 60 days of December 31, 2024.
10	Of the shares reported, Ms. Kuhrt held 15,819 shares of record, 368 shares of which are held in the 401(k) Plan. Ms. Kuhrt has the right to acquire 1,304 shares upon the vesting of RSUs within 60 days of December 31, 2024. Ms. Kuhrt has or had the right to acquire 29,753 shares upon the exercise of stock options within 60 days of December 31, 2024.
11	Includes 10,446 shares that are RSUs held by all executive officers, as a group, that vest within 60 days of December 31, 2024 and 462,274 shares which all executive officers, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of December 31, 2024.

In addition to the above management holdings, as of December 31, 2024, the 401(k) Plan held 792,127 shares of our common stock, or approximately 1.41% of the shares of our common stock outstanding.

96       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding outstanding Stock Options, RSUs and Performance Shares and shares reserved for issuance under our equity compensation plans as of December 31, 2024:

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)[2]	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)[3]
Equity compensation plans approved by security holders	1,157,686	$135.17	1,997,299
Equity compensation plans not approved by security holders[4]	—	—	—
Total	1,157,686	—	1,997,299

1	The amount shown in column (a) includes the following: 696,546 Nonqualified Stock Options; 93,273 deferred RSUs and deferred Performance Shares; 148,898 Performance Shares (assuming payout levels at maximum-as a result, this aggregate reported number may overstate actual dilution); and 218,969 RSUs.
2	The weighted average exercise price in column (b) includes nonqualified stock options only.
3	The amount shown in column (c) represents common shares remaining available under the 2023 Equity and Incentive Compensation Plan (“Employee Plan”) and the 2023 Stock Plan for Non-Employee Directors (“Director Plan”). The Employee Plan provides for the granting of options, appreciation rights, restricted shares, RSUs and performance-based awards. The Director Plan provides for the granting of options, restricted shares and RSUs. Under the Employee Plan, one common share is subtracted from the maximum number of common shares available under the Employee Plan for every common share granted. The amount in the table assumes payout levels at maximum for Performance Shares. Under the Director Plan only one common share is subtracted from the maximum number of common shares available for every common share granted.
4	The Company does not maintain equity compensation plans that have not been approved by its shareholders.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       97

Security Ownership of Certain Beneficial Owners

Set forth below is information about the number of shares held by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be an owner of more than 5% of the shares of our common stock as of December 31, 2024.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,723,843[1]	10.18%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	5,334,191[2]	9.49%

1	According to its Schedule 13G/A filed on March 11, 2024, The Vanguard Group has sole voting power over 0 shares, shared voting power over 24,319 shares, sole dispositive power over 5,645,484 shares and shared dispositive power over 78,359 shares. In its Schedule 13G/A filing, The Vanguard Group states that the shares of our common stock reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.
2	According to its Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. has sole voting power over 5,223,316 shares and sole dispositive power over 5,334,191 shares. In its Schedule 13G/A filing, BlackRock states that the securities referred to in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

98       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

During 2024, each of Messrs. Hilton, Howze and Mason and Ms. Lincoln, Ms. Runtagh (prior to her retirement) and Ms. Walker served on the Compensation and Executive Development Committee. No Compensation and Executive Development Committee member was an employee of Lincoln Electric or any of its subsidiaries, and there were no reportable business relationships between Lincoln Electric and the Compensation and Executive Development Committee members. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Executive Development Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       99

Annual Meeting Proposals

See “Proposal 1—Election of Director Nominees” beginning on page 19 of this Proxy Statement for additional information.

100       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

ANNUAL MEETING PROPOSALS

PROPOSAL 02	Ratification of the Appointment of the Independent Registered Public Accounting Firm

Fees for professional services provided by Ernst & Young LLP as our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2024	2023
Audit Fees	$2,872,000	$2,780,000
Audit-Related Fees	—	—
Tax Fees	7,000	43,000
All Other Fees	—	—
Total Fees	$2,879,000	$2,823,000

Audit Fees include fees associated with the annual integrated audit of the financial statements and internal control over financial reporting in 2024 and 2023, the reviews of our quarterly reports on Form 10-Q, certain statutory audits required for our international subsidiaries and services provided in connection with regulatory filings with the SEC. Tax Fees for 2024 and 2023 include tax compliance, transfer pricing and tax advisory services.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       101

ANNUAL MEETING PROPOSALS

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services performed by our independent auditors, including the scope of and fees for such services. Generally, requests for audit, audit-related and tax services, each as defined in the policy, must be presented for approval prior to the performance of such services, to the extent known at that time. For 2024, the Audit Committee has resolved that four specific categories of services, namely audit services, audit-related services, tax advisory services, and tax compliance services, are permissible without itemized pre-approval in an amount not to exceed for each service:

Pre-Approval Amount	Services
$3,105,000	Audit, and Audit-Related services for acquisitions, new accounting pronouncements and other international statutory requirements
$800,000	Tax Advisory and Tax Compliance services

Itemized detail of all such services performed is subsequently provided to the Audit Committee. In addition, our independent auditors are prohibited from providing certain services described in the policy as prohibited services. All of the fees included in Audit Fees, Audit-Related Fees and Tax Fees shown above were pre-approved by the Audit Committee (or included in the pre-approved fee limits, as applicable, for certain services as detailed above).

Generally, requests for independent auditor services are submitted to the Audit Committee by our Executive Vice President, CFO and Treasurer (or other member of our senior financial management) and our independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services is performed prior to its approval (unless such services are included in the categories of services that fall within the dollar limits detailed above). The Chair of the Audit Committee is also delegated the authority to approve independent auditor services requests under certain dollar thresholds provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not our shareholders ratify the appointment.

MAJORITY VOTE NEEDED

Ratification requires the affirmative vote of the majority of the shares of our common stock present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote “against” the proposal.

102       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

ANNUAL MEETING PROPOSALS

The Compensation and Executive Development Committee believes that the historically positive say-on-pay shareholder votes reinforce the philosophy and objectives of our executive compensation program. We conduct annual say-on-pay votes. Our next say-on-pay vote will be held at the 2026 Annual Meeting.

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       103

ANNUAL MEETING PROPOSALS

Our compensation philosophy is to pay for performance, a philosophy that has been rooted in our history and tradition for 130 years. Our compensation program consists of elements designed to complement one another and focus on both short-term and long-term performance. The Compensation and Executive Development Committee regularly reviews peer group data and best practices and trends related to executive compensation to help ensure that our programs are properly aligned with our business strategy and philosophy, as well as promote shareholder value. The Committee receives advice from independent consultants. In addition to the information provided earlier in the CD&A section, we believe shareholders should consider the following in determining whether to approve this proposal:

OUR CULTURE AND PERFORMANCE

To maintain a performance-driven culture, we:

•	Expect our executives to deliver above-market financial results;
•	Provide systems that tie executive compensation to superior financial performance;
•	Take action when needed to address specific business challenges; and
•	Maintain good governance practices in the design and operation of our executive compensation programs.

We have a long track record of delivering increased value to our shareholders.

PAY FOR PERFORMANCE

In designing our executive compensation programs, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance.

104       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

ANNUAL MEETING PROPOSALS

We have a balanced pay mix between short-term and long-term incentives:

•	Base Salaries. Base salaries for our NEOs are generally targeted at the 45th percentile of benchmark data (below market median). For 2024, the average base salary increase for the NEOs, excluding Mr. Hedlund and Mr. Mapes in light of the CEO transition, was 6.4%, which included the progression of pay within the competitive benchmark for recently promoted executives.	•	Performance Share Payouts Were Above Target. For the 2022-2024 performance cycle, the Performance Shares paid out above target, as a result of the maximum performance level for ROIC for Compensation Purposes and the above target performance level for Adjusted Net Income for Compensation Purposes.
•	Annual Bonus Awards Are Aligned with Our Performance and Contain a Balanced Mix of Metrics. The total cash compensation for our NEOs, which includes base pay and the annual bonus (EMIP), is targeted at the 65th percentile of benchmark data (above market median). The EMIP is based on a balance of metrics—both financial and personal— with the financial components based on Adjusted Revenue for Compensation Purposes, EBITB and AOWC/ Sales for Compensation Purposes and with a mix of consolidated and, if applicable, segment performance. For 2024, annual bonus payments for the NEOs, decreased 62%.	•	Long-Term Incentives Are Aligned with the Interests of Our Shareholders. We believe that incentives should be based on factors that deliver long-term sustainability for Lincoln Electric. Therefore, the NEOs receive three types of long-term incentives. The three components are: (1) stock options, (2) RSUs and (3) Performance Shares. Total awards are targeted at the 50th percentile of benchmark data (at market median).

GOOD GOVERNANCE PRACTICES

In addition to our emphasis on pay for performance, we design our programs to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of the governance practices include:

•	Officers Are Subject to Stock Ownership Guidelines
•	Compensation and Executive Development Committee Receives Regular Updates
•	Compensation and Executive Development Committee Retains Independent Advisors
•	No Compensation Consultant Conflicts of Interest
•	No Multi-Year Guarantees on Compensation
•	No Dividends on Unvested RSUs or Performance Shares
•	Compliant Clawback Policy
•	Change in Control Agreements Require a Double-Trigger
•	No Tax Gross-Ups
•	No Hedging or Pledging of Lincoln Electric Stock by Officers
•	Limited Perquisites

As illustrated above, the Compensation and Executive Development Committee has and will continue to take action to structure our executive compensation program in a manner that is performance-based, current with best practices and good corporate governance and aimed at sustaining long-term shareholder value. The Board believes that the executive compensation disclosed in the CD&A section, tabular disclosures (including the 2024 Summary Compensation Table) and other narrative disclosures in this Proxy Statement aligns with our peer group pay practices and compensation philosophy.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote to approve the following resolution at the Annual Meeting:

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       105

ANNUAL MEETING PROPOSALS

RESOLVED, that the compensation awarded to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement, as required by the rules of the Securities and Exchange Commission, is hereby approved on an advisory basis.

YOUR VOTE MATTERS TO US

As an advisory vote, this proposal is not binding on us. However, the Compensation and Executive Development Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and expects to consider the outcome of the vote when making future compensation decisions for NEOs.

MAJORITY VOTE NEEDED

A favorable vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter is necessary for approval of the proposal. Abstentions will have the same effect as a vote “against” the proposal and broker non-votes will not be counted for determining whether the proposal is approved.

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Audit Committee Report

The Audit Committee consists solely of independent Directors within the meaning of the Nasdaq listing standards. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2025 and the ratification thereof by the shareholders.

By the Audit Committee:

Patrick P. Goris	Brian D. Chambers	Curtis E. Espeland	Bonnie J. Fetch	Ben P. Patel
CHAIR

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FAQS

WHO IS SOLICITING PROXIES AND WHY? WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?

The Board solicits the proxy and the Company pays the solicitation cost. Certain officers and employees may also solicit proxies, but do not receive compensation for these activities. We also reimburse custodians, nominees and fiduciaries for reasonable expenses incurred to forward and obtain proxy materials from beneficial holders.

HOW DO WE DISTRIBUTE PROXY MATERIALS TO SHAREHOLDERS SHARING THE SAME ADDRESS?

We use “householding” rules to deliver only one set of voting materials (Annual Report and Proxy Statement) to shareholders who share the same address, unless we receive contrary instructions from one or more shareholders at that address. Each shareholder receives a separate proxy card. We will promptly deliver a separate set of proxy materials upon request.

HOW DO I REVOKE MY CONSENT TO THE HOUSEHOLDING PROGRAM?

To revoke your consent to householding, please contact Broadridge Investor Communications Solutions, Inc. either by calling (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW DO I OBTAIN A SEPARATE OR SINGLE SET OF PROXY MATERIALS AT NO COST?

Send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199, or call +1 (216) 481-8100.

WHO MAY VOTE AT THE ANNUAL MEETING?

Record holders as of the close of business on February 28, 2025 (the record date) are entitled to vote at the Annual Meeting. As of the record date, 56,029,920 shares of our common stock were outstanding and each share is entitled to one vote per proposal brought before the Annual Meeting.

WHAT IS REQUIRED FOR THERE TO BE A QUORUM AT THE ANNUAL MEETING?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date (February 28, 2025) must be present, in person or by proxy, to constitute a quorum.

HOW DO I ATTEND AND PARTICIPATE IN THE ANNUAL MEETING?

Any shareholder of record as of the record date (February 28, 2025) can attend the Annual Meeting online at www.virtualshareholdermeeting.com/LECO2025. The webcast will start at 11:00 a.m. ET on April 24, 2025. Shareholders may submit pre-meeting questions online by visiting www.proxyvote.com. Questions must be submitted by Friday, April 18, 2025 at 5:00 p.m. ET. You will need your 16-digit control number that is printed on your proxy card or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/LECO2025. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process.

If you encounter any technical difficulties accessing the virtual meeting during check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

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FAQS

WHY IS THE ANNUAL MEETING A VIRTUAL, ONLINE MEETING?

We believe that hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities for shareholders to submit questions prior to the meeting to enable us to address appropriate questions at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER OR AS A BENEFICIAL HOLDER?

•	Registered Shareholders: If your shares are directly registered in your name with our transfer agent/registrar, you are considered the registered shareholder, or shareholder of record. Proxy materials will be sent directly to you and you may vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2025, or by telephone, by internet or by mail in the envelope provided.
•	Beneficial Holders: You are a beneficial holder if your shares are held indirectly in a brokerage account, by a trustee, or by another nominee. These entities are considered the shareholder of record and the shares are considered held in “street name.” Proxy materials are sent to the entity and they forward a voting instruction card to you, the beneficial holder. As a beneficial holder, you have the right to direct the entity on how to vote your shares and you may also attend the Annual Meeting. Since you are not the shareholder of record, you may not vote during the Annual Meeting unless you obtain a legal proxy from the entity that holds your shares. Please refer to the information your broker, trustee or nominee provided to see what voting options are available to you. If you have not heard from your broker, trustee or nominee, please contact them.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

Shareholder type:	Registered Shareholder & participant in The Lincoln Electric Company Employee Savings Plan (401(k) Plan)	Beneficial Holder with shares held by a broker, trustee or nominee	Both a Registered Shareholder and a Beneficial Holder of shares
Shares included on the proxy card:	All shares registered in your name will be represented (including 401(k) plan shares) Note: If you do not have identical names on your accounts, we cannot consolidate your share information.	You will receive a voting instruction card from your broker, trustee or nominee instructing you on how to cast your vote.	You will receive a proxy card from us and a voting instruction card from your broker, trustee or nominee instructing you on how to cast your vote.

WHAT IS A BROKER NON-VOTE AND WHAT EFFECT DOES IT HAVE?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial holder and is then unable to vote the shares. If you hold your shares beneficially through a broker, trustee or nominee, you must communicate your voting instructions to them to have your shares voted. Please note that your nominee cannot vote on your behalf on the election of Directors (Proposal 1), or the approval, on an advisory basis, of NEO compensation (Proposal 3), unless you provide specific voting instructions to them by following the instructions provided to you. Certain brokers may require your voting instructions for all proposals, including Proposal 2, and will not vote on your behalf unless you provide specific voting instructions.

Broker non-votes, as well as abstentions, will be counted to determine whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted when determining votes for a particular proposal (i.e., it will not be considered a vote “cast”).

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FAQS

HOW DO I VOTE AT THE ANNUAL MEETING?

REGISTERED SHAREHOLDERS

Vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2025 or by proxy in any one of four ways outlined in the Proxy Summary section of this Proxy Statement.

PARTICIPANTS IN THE 401(K) PLAN

The 401(k) Plan’s independent Trustee, Fidelity Management Trust Company, will vote your 401(k) Plan shares according to your voting directions, which you can provide by internet, telephone or mail. As 401(k) Plan shares are held in a qualified plan, you are not able to vote 401(k) Plan shares during the Annual Meeting. If you do not vote, the Trustee will not vote your plan shares.

BENEFICIAL HOLDERS

If your shares are held by a bank, broker, trustee or some other nominee (in street name), that entity will give you separate voting instructions.

WHAT HAPPENS IF I SIGN, DATE AND RETURN MY PROXY BUT DO NOT SPECIFY HOW I WANT MY SHARES VOTED ON THE PROPOSALS?

Registered Shareholders: Your shares will be voted FOR the election of all of the Director nominees, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the approval, on an advisory basis, of the compensation of our NEOs.

Beneficial Holders: Your nominee cannot vote your uninstructed shares on non-routine matters such as Proposal 1 (election of Directors), or Proposal 3 (approval, on an advisory basis, of NEO compensation). Your nominee can vote your uninstructed shares on routine matters such as Proposal 2 (ratification of the appointment of our independent registered public accounting firm). Notwithstanding the foregoing, certain brokers may require your voting instructions for all proposals, including Proposal 2, and will not vote on your behalf unless you provide specific voting instructions.

MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

Registered Shareholders: Yes, you may change or revoke your proxy prior to the closing of the polls in any one of the following FOUR ways:

1.	Send a written notice to our Corporate Secretary stating that you want to revoke your proxy prior to the voting cut-off dates;

2.	Mail a completed and signed proxy card with a later date, but prior to the cut-off dates prior to the Annual Meeting (which will automatically revoke the earlier proxy);

3.	Vote by telephone or internet at a later date, but prior to the cut-off dates prior to the Annual Meeting (which will automatically revoke the earlier proxy); or

4.	Vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2025. Because 401(k) plan shares are held in a qualified plan, you are not able to revoke or change your vote on 401(k) plan shares at the Annual Meeting.

Beneficial Holders: Check with your broker, trustee or nominee to determine how to change your vote.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions, Inc. is the independent agent who receives and tabulates the votes. They are also our inspector of elections at the Annual Meeting.

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FAQS

MAY I RECEIVE FUTURE SHAREHOLDER COMMUNICATIONS OVER THE INTERNET?

Registered Shareholders: Yes. Please mark the appropriate box on your proxy card, or follow the prompts if voting by telephone or internet.

Beneficial Holders: Refer to the information provided by your broker, trustee or nominee on how to select future shareholder communications by internet.

WHEN ARE SHAREHOLDER PROPOSALS DUE TO BE CONSIDERED FOR INCLUSION IN NEXT YEAR’S ANNUAL MEETING IN 2026?

In order to have a shareholder proposal included in our proxy materials for the 2026 Annual Meeting, a shareholder proposal must be received in writing by the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199 on or before November 20, 2025.

If shareholders want to present proposals at our 2026 Annual Meeting that are not included in Lincoln Electric’s proxy materials, they must comply with the requirements in our Amended and Restated Code of Regulations. These include providing a written notice containing certain information, and such notice must be received no earlier than December 25, 2025 and no later than January 24, 2026. If the Board of Directors chooses to present any information submitted after the applicable deadlines at the 2026 Annual Meeting, then the persons named in proxies solicited by the Board for the 2026 Annual Meeting may exercise discretionary voting power with respect to such information.

MAY I SUBMIT A NOMINATION FOR DIRECTOR?

Yes. To submit a Director nomination, a shareholder must send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include information required by our Amended and Restated Code of Regulations, including, among other things, information about the shareholder and the person he or she intends to nominate, as well as a representation that the shareholder intends to solicit proxies in support of nominees other than the nominees of the Board. For the 2026 Annual Meeting, nominations must be received in the Corporate Secretary’s Office no earlier than December 25, 2025 and no later than January 24, 2026.

For the 2025 Annual Meeting, Director nominations must have been received by the Corporate Secretary’s Office no earlier than December 20, 2024 and no later than the close of business on January 19, 2025.

HOW DO I CONTACT LINCOLN ELECTRIC?

FOR GENERAL INFORMATION:	TO CONTACT THE DIRECTORS:
Lincoln Electric Holdings, Inc. 22801 St. Clair Avenue Cleveland, Ohio 44117-1199 Attention: Amanda Butler, Vice President, Investor Relations & Communications

Lincoln Electric Holdings, Inc.
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Corporate Secretary

Please name any specific intended Board recipient(s) in the communication. Prior to forwarding any correspondence, the Corporate Secretary will review the correspondence and, at his or her discretion, may not forward certain items if they are deemed of a frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within Lincoln Electric for review and possible response.

PLEASE VISIT OUR WEBSITE AT WWW.LINCOLNELECTRIC.COM FOR CURRENT DEVELOPMENTS AT LINCOLN ELECTRIC. THE INFORMATION ON OUR WEBSITE IS NOT INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT OR ANY OF OUR PERIODIC REPORTS.

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Appendix A—Definitions and Non-GAAP Financial Measures

The discussion of our results in the CD&A and other sections of this Proxy Statement includes reference to our EBIT, EBITB, Adjusted net income, Adjusted diluted earnings per share, Adjusted EBIT, Adjusted operating income, Adjusted operating income margin, Adjusted effective tax rate, Adjusted Return on Invested Capital (Adjusted ROIC), Average Operating Working Capital to Sales (AOWC/Sales), Total Shareholder Return (TSR), Organic Sales, Cash Conversion and Free Cash Flow (FCF) performance. Some of these metrics are considered Non-GAAP financial measures, as management uses various GAAP and non-GAAP financial measures in assessing and evaluating our underlying operating performance. Non-GAAP financial measures exclude the impact of special items on our reported financial results. Non-GAAP financial measures should be read in conjunction with the generally accepted accounting principles in the United States (“GAAP”), as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures. The following defines the financial and non-GAAP financial measures discussed in the CD&A and other sections of this Proxy Statement. Certain reclassifications have been made to prior year financial statements and financial measures to conform to current year classifications.

ADJUSTED DILUTED EARNINGS PER SHARE

Adjusted Diluted Earnings Per Share is defined as reported Diluted Earnings Per Share excluding certain disclosed special items.

ADJUSTED EBIT

Adjusted EBIT is defined as reported EBIT excluding certain disclosed special items.

ADJUSTED EFFECTIVE TAX RATE

Adjusted Effective Tax Rate is defined as reported Effective Tax Rate excluding the tax effect of certain disclosed special items.

ADJUSTED NET INCOME

Adjusted Net Income is defined as reported Net Income excluding certain disclosed special items.

ADJUSTED NET INCOME FOR COMPENSATION PURPOSES

Adjusted Net Income for Compensation Purposes is defined as reported Net Income excluding certain disclosed special items and other adjustments as approved by the Compensation and Executive Development Committee.

ADJUSTED OPERATING INCOME

Adjusted Operating Income is defined as reported Operating Income excluding certain disclosed special items.

ADJUSTED OPERATING INCOME INCREMENTAL MARGIN

Adjusted Operating Income Incremental Margin is defined as the change in Adjusted Operating Income between two periods divided by the change in Net sales between the same two periods.

ADJUSTED OPERATING INCOME MARGIN

Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Net sales.

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APPENDIX A

ADJUSTED RETURN ON INVESTED CAPITAL (ADJUSTED ROIC)

Adjusted ROIC is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

ADJUSTED REVENUE FOR COMPENSATION PURPOSES (ADJUSTED REVENUE)

Adjusted Revenue for Compensation Purposes is defined as Net sales calculated at budgeted exchange rates and adjusted for the results of businesses acquired during the year. Additionally, a price collar may be approved by the Committee to limit the impact of pricing on the metric, resulting in growth of the metric focusing primarily on organic sales volumes. For 2023 and 2024, a +/- 2% price collar was approved by the Compensation and Executive Development Committee for use when calculating this metric. The price collar limits the impact of either price increases or decreases to 2%. Net sales is a representative measure of Adjusted Revenue for Compensation Purposes.

AVERAGE OPERATING WORKING CAPITAL TO SALES (AOWC/SALES)

Average operating working capital to Net Sales (AOWC/Sales) is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of a period end divided by annualized rolling three months of Net sales.

AVERAGE OPERATING WORKING CAPITAL TO SALES FOR COMPENSATION PURPOSES (AOWC/SALES FOR COMPENSATION PURPOSES)

Average operating working capital to Net Sales for Compensation Purposes (AOWC/Sales for Compensation Purposes) is defined as the sum of Accounts receivable, Inventories (excluding LIFO inventory reserves) and contract assets less Trade accounts payable and contract liabilities as of a period end divided by annualized rolling three months of Net sales.

CASH CONVERSION

Cash Conversion is defined as Free Cash Flow divided by Adjusted Net Income.

EBIT

EBIT is an amount equal to earnings before interest and tax defined as operating income plus Other income (expense).

EBITB

EBITB is an amount equal to earnings before interest, tax and bonus, calculated at budgeted exchange rates and adjusted for special items as determined by management. The adjustments for special items include such items as rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of assets and the results of businesses acquired during the year. Adjusted Operating Income is a representative measure of EBITB.

FREE CASH FLOW (FCF)

Free Cash Flow is defined as Net cash provided by operating activities less Capital expenditures.

ORGANIC SALES

Organic Sales is defined as sales excluding the effects of foreign currency and acquisitions.

RETURN ON INVESTED CAPITAL (ROIC)

Return on invested capital (ROIC) is defined as rolling 12 months of Net income excluding tax-effected interest income and expense divided by invested capital.

RETURN ON INVESTED CAPITAL (ROIC) FOR COMPENSATION PURPOSES

ROIC for Compensation Purposes is calculated by an independent third-party and is adjusted for certain transactions as approved by the Compensation and Executive Development Committee.

A-2       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

APPENDIX A

TOTAL SHAREHOLDER RETURN (TSR)

TSR is an amount equal to the net stock price change for our common stock plus the reinvestment of dividends paid over the prescribed period of time.

ADJUSTED OPERATING INCOME

The following table presents a reconciliation of Operating income as reported to Adjusted operating income for the years ended December 31, 2022 to 2024:

($ in thousands)	Year Ended December 31,
	2024	2023	2022
Operating income (as reported)	$636,462	$717,849	$612,336
Special items (pre-tax):
Rationalization and asset impairment net charges	55,860	(11,314)	11,788
Acquisition transaction costs	7,042	0	6,003
Amortization of step up in value of acquired inventories	5,026	12,252	1,106
Adjusted operating income	$704,390	$718,787	$631,233
Adjusted operating income margin	17.6%	17.1%	16.8%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

The following table presents reconciliations of Net income and Diluted earnings per share as reported to Adjusted net income and Adjusted diluted earnings per share for the years ended December 31, 2022 to 2024:

($ in thousands except per share amounts)	Year Ended December 31,
	2024	2023	2022
Net income (as reported)	$466,108	$545,248	$472,224
Special items:
Rationalization and asset impairment net charges	55,860	(11,314)	11,788
Pension settlement net charges	3,792	845	(4,273)
Acquisition transaction costs	7,042	0	6,003
Amortization of step up in value of acquired inventories	5,026	12,252	1,106
Loss (gain) on asset disposal	4,950	(1,646)	0
Tax effect of Special items	(11,513)	2,537	(1,192)
Adjusted net income	$531,265	$547,922	$485,656
Diluted earnings per share (as reported)	$ 8.15	$ 9.37	$ 8.04
Special items per share	1.14	0.04	0.23
Adjusted diluted earnings per share	$ 9.29	$ 9.41	$ 8.27

LINCOLN ELECTRIC | 2025 PROXY STATEMENT       A-3

APPENDIX A

RETURN ON INVESTED CAPITAL (ROIC)

The following table presents calculations of Reported and Adjusted ROIC for the years ended December 31, 2022 to 2024:

($ in thousands)	Year Ended December 31,
	2024	2023	2022
Net income [as reported]	$ 466,108	$ 545,248	$ 472,224
Plus: Interest expense (after-tax)	39,665	38,050	23,276
Less: Interest income (after-tax)	7,593	5,033	1,202
Net operating profit after taxes	$ 498,180	$ 578,265	$ 494,298
Special Items:
Rationalization and asset impairment net charges	55,860	(11,314)	11,788
Acquisition transaction costs	7,042	0	6,003
Pension settlement net charges	3,792	845	(4,273)
Amortization of step up in value of acquired inventories	5,026	12,252	1,106
Loss (gain) on asset disposal	4,950	(1,646)	0
Tax effect of Special Items	(11,513)	2,537	(1,192)
Adjusted net operating profit after taxes	$ 563,337	$ 580,939	$ 507,730

Invested Capital	December 31,2024	December 31,2023	December 31,2022
Short-term debt	$ 110,524	$ 2,439	$ 93,483
Long-term debt, less current portion	1,150,551	1,102,771	1,110,396
Total debt	1,261,075	1,105,210	1,203,879
Total equity	1,327,433	1,308,852	1,034,041
Invested capital	$2,588,508	$2,414,062	$2,237,920
ROIC as reported	19.2%	24.0%	22.1%
Adjusted ROIC	21.8%	24.1%	22.7%

CASH CONVERSION

The following table presents calculations of Cash Conversion for the years ended December 31, 2022 to 2024:

($ in thousands)	Year Ended December 31,
	2024	2023	2022
Net cash provided by operating activities	$ 598,977	$ 667,542	$ 383,386
Less: Capital expenditures	116,603	90,987	71,883
Free Cash Flow	$ 482,374	$ 576,555	$ 311,503
Adjusted net income	$ 531,265	$ 547,922	$ 485,656
Cash Conversion	91%	105%	64%

A-4       LINCOLN ELECTRIC | 2025 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V62927-P22533 01) Brian D. Chambers 02) Curtis E. Espeland 03) N. Joy Falotico 04) Bonnie J. Fetch 05) Patrick P. Goris 06) Steven B. Hedlund 07) Michael F. Hilton 08) Marc A. Howze 09) Kathryn Jo Lincoln 10) Phillip J. Mason 11) Ben P. Patel 22801 ST. CLAIR AVE. c/o JENNIFER ANSBERRY CLEVELAND, OH 44117 For Against Abstain 3. To approve, on an advisory basis, the compensation of our named executive officers (NEOs). 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. LINCOLN ELECTRIC HOLDINGS, INC. 1. Election of directors: Nominees: The Board of Directors Recommends a Vote FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below. In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) to the Annual Meeting. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LECO2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 11:59 P.M. Eastern Time the day before the cut-off date. D 7

V62928-P22533 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. LINCOLN ELECTRIC HOLDINGS, INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, April 24, 2025 11:00 a.m. (ET) LINCOLN ELECTRIC HOLDINGS, INC. PROXY AND VOTING INSTRUCTION THIS PROXY AND THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2025. The shareholder signing this card appoints Steven B. Hedlund, Gabriel Bruno and Jennifer I. Ansberry, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares held by the signing shareholder on the record date, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on April 24, 2025, via live webcast at www.virtualshareholdermeeting.com/LECO2025 or at any postponement(s) or adjournment(s) of the meeting, and, in their discretion, on all other business properly brought before the meeting or at any postponement(s) or adjournment(s) of the meeting. As described more fully in the proxy statement and below, this card also provides voting instructions to Fidelity Management Trust Company, as Trustee under The Lincoln Electric Company Employee Savings Plan ("401(k) Plan" or "Plan"). The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee's discretion, on all other business properly brought before the meeting. NOTE TO PARTICIPANTS IN THE 401 (K) PLAN. As a participant in the 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee for the Plan, to vote the shares allocated to your Plan account. Participant voting directions will remain confidential. To direct the Trustee by mail to vote the shares allocated to your Plan account, please mark the voting instruction form and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Plan account, please follow the instructions and use the Control Number given on the reverse side. Each participant who gives the Trustee voting directions acts as a named fiduciary for the 401(k) Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended. If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote the Plan shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet by 11:59 p.m. Eastern Time on April 21, 2025, the Trustee shall not vote the Plan shares. Plan shares representing forfeited account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other 401(k) Plan participants directed their Plan shares to be voted. See reverse for voting instructions.